UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

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FIRST COMMUNITY BANCSHARES, INC.

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First Community Bancshares, Inc.
One Community Place
P. O. Box 989
Bluefield, Virginia 24605-0989

March 11, 2011

Dear Stockholder,

You are invited to attend the 2011 Annual Meeting of Stockholders to be held on Tuesday, April 26, 2011 at Fincastle Country Club, 1000 Country Club Drive, Bluefield, Virginia.

The annual meeting will begin with a report of our operations.  This report will be followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion of other business matters properly brought before the meeting.

If you plan to attend the meeting, please follow the registration instructions on the last page of this proxy statement.  All persons attending the 2011 Annual Meeting of Stockholders must present photo identification.

Whether or not you plan to attend, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, on the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Very truly yours,

William P. Stafford, II
Chairman of the Board

Notice of 2011 Annual Meeting of Stockholders

April 26, 2011 at 11:30 a.m.
Fincastle Country Club
1000 Country Club Drive
Bluefield, Virginia 24605

March 11, 2011

To the Stockholders:

First Community Bancshares, Inc.’s Annual Meeting of Stockholders will be held at Fincastle Country Club, located at 1000 Country Club Drive, Bluefield, Virginia 24605 at 11:30 a.m. local time on Tuesday, April 26, 2011.  Following a report of the Corporation’s banking and related business operations, stockholders will:

•	Vote on the election of three (3) directors to serve as members of the Board of Directors, Class of 2014;

•	Vote on ratification of the selection of the independent registered public accounting firm for 2011;

•	Vote on non-binding, advisory approval of the Corporation’s executive compensation;

•	Vote on non-binding, advisory approval of frequency of future advisory approvals of the Corporation’s executive compensation; and

•	Transact other business that may properly come before the meeting.

Stockholders of record at the close of business on March 1, 2011 will be entitled to vote at the Annual Meeting and any adjournments.

Robert L. Buzzo, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2011.

The proxy materials for this Annual Meeting of Stockholders of First Community Bancshares, Inc., including the proxy statement and annual report, are available on the Internet at http: www.fcbinc.com

All persons attending the 2011 Annual Meeting must present photo identification.  Please follow the advance registration instructions on the back cover of this proxy statement.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO US. YOU MAY VOTE BY THE FOLLOWING METHODS:

1.   By telephone: (800) 690-6903 until 11:59 p.m. Eastern Daylight Time on April 25, 2011; or

2.   On the Internet at http://www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on April 25, 2011; or

3.   Complete, sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the meeting. An addressed return envelope is enclosed for your convenience.

WE ENCOURAGE STOCKHOLDERS TO SUBMIT THEIR PROXIES IN ADVANCE OF THE MEETING.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PROXY STATEMENT

First Community Bancshares, Inc.
One Community Place
P. O. Box 989
Bluefield, Virginia 24605

The Board of Directors of First Community Bancshares, Inc. (the “Corporation”, “FCBI”, “First Community”, “we”, “us”, and “our”) solicits the enclosed proxy for use at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”), which will be held on Tuesday, April 26, 2011, at 11:30 a.m. local time at Fincastle Country Club, 1000 Country Club Drive, Bluefield, Virginia and at any adjournment thereof.

The expenses of the solicitation of the proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, solicitation may be made in person, by telephone or by other means by officers, directors or regular employees of the Corporation.

This proxy statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Corporation on or about March 11, 2011.

Voting

Shares of common stock (par value $1.00 per share) (“Common Stock”) represented by proxies in the accompanying form, which are properly executed and returned to the Corporation, will be voted at the Annual Meeting in accordance with the stockholder’s instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the three (3) directors nominated by the Board of Directors and named in this proxy statement, FOR ratification of Dixon Hughes PLLC as the Corporation’s independent registered public accounting firm, FOR approval, on a non-binding advisory basis, of the Corporation’s executive compensation, and FOR approval, on a non-binding advisory basis, a frequency of every “THREE (3) YEARS” for future stockholder advisory votes on the Corporation’s executive compensation.

Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  If your FCBI shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to submit it with your ballot in order to be able to vote your shares at the meeting.

The Board of Directors has fixed March 1, 2011 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting and the holders of record will have one (1) vote for each share so held in the matters to be voted upon by the stockholders. Treasury shares are not voted. Individual votes of stockholders are kept private, except as appropriate to meet legal requirements.  Access to proxies and other individual stockholder voting records is limited to certain employees of First Community and its agents who acknowledge their responsibility to comply with this policy.  Stockholders of the Corporation do not have cumulative voting rights. As of the close of business on March 1, 2011, the outstanding shares of the Corporation consisted of 17,868,673 shares of Common Stock and no shares of preferred stock.

The presence in person or by proxy of a majority of the shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes, which are discussed below, are considered in determining the presence of a quorum. Directors are elected by a plurality of the votes cast at a stockholders’ meeting with a quorum present. The three (3) persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Corporation. Approval of the ratification of the independent registered public accounting firm and the advisory approval of the Corporation’s executive compensation program each require that the number of votes cast in favor of the proposal exceeds the number of votes cast against.  The advisory approval of the frequency for future stockholder advisory votes on the Corporation’s executive compensation requires that the stockholder choose a frequency of one (1) year, two (2) years, three (3) years, or abstain, with the frequency that receives the highest number of votes cast deemed as the frequency for future advisory votes on executive compensation selected by stockholders.  Abstentions and broker non-votes will have no effect on the election of the three (3) directors nominated by the Board of Directors and named in this proxy statement, the ratification of the independent registered public accounting firm, the advisory approval of the compensation of the Corporation’s named executives, or the advisory approval of the frequency for future stockholder advisory votes on the compensation of the Corporation’s named executives.

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting by the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form. Under the current rules of the New York Stock Exchange, or NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to only the “discretionary” matter discussed above, which is the ratification of the independent registered public accounting firm.  If you do not provide instructions to your brokerage firm, it will not be able to vote on “non-discretionary” matters, which can result in a broker non-vote.  A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  The election of the three (3) directors nominated by the Board of Directors and named in this proxy statement, the advisory approval of the Corporation’s named executive officers’ (“NEO” or “named executives”) compensation, and the advisory approval of the frequency for future stockholder advisory votes on the Corporation’s NEO compensation are “non-discretionary” matters under the current rules of the NYSE.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors is comprised of eight (8) directors, including seven (7) non-management directors, currently divided into three (3) classes with staggered terms.  All directors have been determined to be independent by the Board of Directors except Mr. Mendez, who is employed by FCBI as President and Chief Executive Officer.

A. A. Modena served on FCBI’s Board of Directors during all of fiscal year 2010.  The total number of directors serving in 2010 was nine (9), with eight (8) directors classified as non-management. However, Mr. Modena retired as a director, effective January 31, 2011.  After careful consideration and discussion, and in full compliance with Article III of the Amended and Restated Bylaws of First Community Bancshares, Inc., effective April 29, 2008, the Board of Directors determined to reduce the number of directors to eight (8).

The class of directors nominated for re-election at the 2011 Annual Meeting will be elected to serve until the 2014 Annual Meeting. All nominees are currently serving on the Corporation’s Board of Directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an alternate nominee designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. All nominees named herein have consented to be named and to serve as directors if elected.

No director or executive officer of the Corporation is related to any other director or executive officer of the Corporation by blood, marriage or adoption, except for Mr. Stafford who is the father of Mr. Stafford, II.

A table of each director and nominee, including his age, the applicable director class, which is based upon the year in which his term of service expires, and title, is set forth below.  A biography describing each director’s and nominee’s qualifications and business background is set forth below the table.  Each nominee has consented to be named to, and to serve as, a director if elected.  We do not know of any reason why any nominee would be unable to serve as a director.  If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Members of the Board of Directors of First Community are expected to have the appropriate skills and characteristics necessary to function in the Corporation’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills.  In addition, the Corporation looks to achieve a diversified Board, including members with varying experience, age, perspective, residence and background.

		Director of	Class of
Name and Title	Age	Corporation Since	Directors
Franklin P. Hall, Director Nominee	72	2007	2011
Allen T. Hamner, Director	69	1994	2013
Richard S. Johnson, Director	61	2008	2013
I. Norris Kantor, Director	81	1989	2012
John M. Mendez, President, CEO and Director	56	1994	2013
Robert E. Perkinson, Jr., Director Nominee	63	1994	2011
William P. Stafford, Director Nominee	77	1989	2011
William P. Stafford, II, Chairman of the Board	47	1994	2012

NOMINEES FOR THE CLASS OF 2014

Franklin P. Hall, Retired Commissioner, Virginia Department of Alcoholic Beverage Control, Senior Partner, Hall & Hall, PLC, Richmond, Virginia.

Mr. Hall is a 1961 graduate of Lynchburg College, Lynchburg, Virginia, with a BS degree in Mathematics and Business Administration. Mr. Hall also graduated from The American University, Washington, DC, with a MBA degree in 1964 and The American University Law School with a Juris Doctor degree in 1966.  Mr. Hall currently serves as Senior Partner in the Hall and Hall Family Law Firm in Midlothian, Virginia where he has practiced law since 1969. He served as a delegate in the Virginia General Assembly from 1976 to 2009, and Minority Leader, Virginia House of Delegates from 2002 to 2008. He is a former Chairman of the Board of The CommonWealth Bank in Richmond, Virginia.  Mr. Hall has served on the Greater Richmond Chamber of Commerce Foundation Board since 2004. He also has served as a commissioner for the Virginia Department of Alcoholic Beverage Control.

Mr. Hall’s relevant experience qualifying him for service as a director includes: a wide range of business and legal knowledge gained during an active forty-two (42) year law practice; his MBA degree; twenty-six (26) years of service on boards of financial service organizations; thirty (30) years of overseeing the budget for the Commonwealth of Virginia; service as senior member of the Joint Legislative Audit and Review Commission for the Virginia General Assembly; and service as Chair of the House Appropriations Subcommittee on Compensation.

Robert E. Perkinson, Jr., Former Vice President-Operations of MAPCO Coal and Alliance Coal Co., Inc., Bluefield, Virginia.

Mr. Perkinson received a BS degree in Civil Engineering – Construction Option in 1969 and a Professional degree in Soil Mechanics and Foundation Energy in 1970 from North Carolina State University. Prior to Mr. Perkinson’s employment with MAPCO Coal, he was employed as Vice President – Operations of South Atlantic Coal Co. and worked for J. A. Jones Construction in Charlotte, North Carolina.  Upon leaving the employment of MAPCO Coal, Mr. Perkinson served as Acting Executive Director of the Bluefield Sanitary Board from 2006 to 2008 and Mayor of the City of Bluefield, West Virginia. Mr. Perkinson served as Chairman of the Board of Bluefield Regional Medical Center and currently serves as a member of the Board of Governors of Bluefield State College.

Mr. Perkinson’s relevant experience qualifying him for service as a director includes: previous service as a member of senior management for various companies in the coal industry; experience in municipal government, including service as executive director of a municipal sanitary board; and service as board chairman for a non-profit regional medical center coupled with approximately twenty (20) years of bank board service.

William P. Stafford, President, Princeton Machinery Service, Inc., a machinery manufacturing and repair company, Princeton, West Virginia.

Mr. Stafford is a graduate of the United States Naval Ordnance Laboratory and U. S. Naval Gun Factory. He currently serves as the Vice Chairman of the Board of First Community Bank, N. A.  He serves as President and Director of the H. P. and Anne S. Hunnicutt Foundation, Inc. and Melrose Enterprises, Ltd., and as a member of Stafford Farms, LLC.  In addition to his current service as President of Princeton Machinery Service, Inc., a machinery manufacturing and repair company, Mr. Stafford previously served as its General Manager.  Mr. Stafford also previously served as a member of the West Virginia Legislature, a director of the West Virginia Division of Natural Resources, a member of the Mercer County, West Virginia Economic Development Authority, and a member of the Mercer County, West Virginia Airport Authority.

Mr. Stafford’s relevant experience qualifying him for service as a director includes: owner and president of a successful machinery manufacturing and repair business; owner and president of several other successful businesses; director and president of a charitable foundation; extensive familiarity with the history and operation of the Corporation and its predecessor banks; participation and leadership in a wide variety of community and civic organizations; previous experience in elected state and local government offices; and more than twenty (20) years of board service for a publicly traded financial services company.

Your Board recommends a vote FOR the nominees set forth above.

CONTINUING INCUMBENT DIRECTORS

Allen T. Hamner, Professor Emeritus of Chemistry at West Virginia Wesleyan College, Buckhannon, West Virginia.

Mr. Hamner is a 1963 graduate of West Virginia Wesleyan College, Buckhannon, West Virginia and a 1969 graduate of Cornell University. Mr. Hamner joined the faculty of West Virginia Wesleyan College in 1969 and retired in 2008.

Mr. Hamner’s relevant experience qualifying him for service as a director includes: twenty-four (24) combined years of service on this Board and on a predecessor bank board and committees thereof; the ability to understand and discuss complex financial issues; eleven (11) years of service as a member of the Corporation’s Audit Committee; former treasurer of two (2) private companies; and valuable business acumen and experience as a general contractor in the development of retail spaces.

Richard S. Johnson, Chairman, President and Chief Executive Officer, The Wilton Companies, Richmond, Virginia.

Mr. Johnson earned a BS BA degree from the University of Richmond, Richmond, Virginia in 1973, with a concentration in Economics and Finance, and graduated with a MS degree from Virginia Commonwealth University, Richmond, Virginia in 1977, with a concentration in Real Estate and Urban Land Development.  Mr. Johnson has been the President and Chief Executive Officer of The Wilton Companies, a real estate investment, development, brokerage and management group of companies, since 2002.  He assumed the role of Chairman of The Wilton Companies in 2010.  Prior to joining The Wilton Companies, Mr. Johnson served as President of Southern Financial Corp. of Virginia from 1985 to 2002 and Chairman of the Board of Southern Title Insurance Corporation from 1980 to 1985.  Mr. Johnson currently serves as a director/trustee of First Community Bank, N. A., University of Richmond, Fidelity Group, LLC, City of Richmond Economic Development Authority, and the Apartment Trust of America.  Mr. Johnson also serves as Director Emeritus of Ducks Unlimited, Inc. and previously served as a director of the State Fair of Virginia, Children’s Museum of Richmond, Ducks Unlimited, Inc., and Ducks Unlimited Canada.

Mr. Johnson’s relevant experience qualifying him for service as a director includes: long-range planning, various aspects of mortgage underwriting, marketing and mortgage portfolio servicing; chairing the Economic Development Authority of the City of Richmond, Virginia; past service as a director and Finance Committee member of Ducks Unlimited, Inc. and Ducks Unlimited Canada; and state and national offices with Ducks Unlimited, Inc., including Assistant Treasurer and member of the Finance and Audit Subcommittee.

I. Norris Kantor, Of Counsel, Katz, Kantor & Perkins, Bluefield, West Virginia.

Mr. Kantor received a BA degree in 1953 from the Virginia Military Institute and received a Juris Doctor degree in 1956 from the College of Law at West Virginia University.  Mr. Kantor has practiced law for more than fifty (50) years and is currently Of Counsel with the law firm of Katz, Kantor & Perkins, Attorneys-at-Law.  He served as a Judge Advocate USAF from 1956 to 1958.  Mr. Kantor is a director of Mercer Realty Inc., a real estate management company, and Gomolco, Inc., a real estate holding company.  Mr. Kantor currently serves in the following leadership capacities:  Board member of Bluefield State College Foundation, New River Parkway Authority, and the Bluefield Development Authority; Board member and Secretary of Bluefield State College Research and Development Corp.; and Board member and President of the Downtown Health and Wellness Center, Inc.

Mr. Kantor’s relevant experience qualifying him for service as a director includes:  a wide range of legal and business experience gained during his more than fifty (50) years as a practicing attorney; his legal work in issuing numerous utility bonds and refunding of utility bond issues; his ability to understand complex business, legal and financial topics; and twenty-one (21) years of service as a board member of financial service organizations.

John M. Mendez, President and Chief Executive Officer, First Community Bancshares, Inc., Bluefield, Virginia.

Mr. Mendez attended Marshall University from 1973 to 1975 and graduated from Concord University in 1978 with a BS in Business Administration with a concentration in Accounting.  Mr. Mendez earned his certification as a certified public accountant (“CPA”) in 1981 and joined First Community Bank, N. A. in 1985. Prior to serving as President and Chief Executive Officer (“CEO”) of First Community Bancshares, Inc., Mr. Mendez served in the positions of Chief Financial Officer (“CFO”) and Chief Administrative Officer.  Mr. Mendez served as Audit Manager of Brown, Edwards & Company L.L.P. from 1978 to 1985.  Mr. Mendez serves on the Concord University Board of Governors and chairs its Finance and Facilities Committees.  He previously served as a director for the Community Foundation of the Virginias, the West Virginia Bankers Association, Virginia Bankers Association, and Princeton Community Hospital where he served as Chairman of the Audit Committee.

Mr. Mendez’ relevant experience qualifying him for service as a director includes:  history as a practicing CPA at a regional public accounting firm; external audit experience for a variety of businesses with emphasis in the banking sector while engaged in public accounting; familiarity with bank regulations and bank and parent regulatory examination process; writing, communicating and enforcing company, bank and subsidiary policies; success in negotiating and integrating acquired businesses in the execution of a variety of mergers and acquisitions; past service on a variety of boards and audit committees including a 211-bed community hospital; long term service as CFO of a publicly traded company; and the variety of offices held with increasing management responsibilities during twenty-six (26) years in management of a publicly traded financial services company.

William P. Stafford, II, Attorney, Brewster, Morhous, Cameron, Caruth, Moore, Kersey & Stafford, PLLC, Bluefield, West Virginia.

Mr. Stafford is a graduate of Virginia Polytechnic Institute and State University, Blacksburg, Virginia, and holds a BS degree in Mechanical Engineering.  He received his Juris Doctor, cum laude, from the Washington & Lee University School of Law, Lexington, Virginia.  Mr. Stafford practices as a member of his firm primarily in the areas of commercial transactions, banking, creditor’s rights, creditor bankruptcy, and trusts and estates.  He currently serves as Chairman of the Board of First Community Bancshares, Inc.  Mr. Stafford serves as a director and Corporate Secretary of the H. P. and Anne S. Hunnicutt Foundation, Inc., Princeton Machinery Service, Inc., and Melrose Enterprises, Ltd.  He is a member of Stafford Farms, LLC, Vermillion Development, LLC, and Walnut Hill, LLC, which include real estate and agricultural holdings. Mr. Stafford is a partner in Legal Realty, A Partnership.  Mr. Stafford previously served as a member of the West Virginia Infrastructure and Jobs Development Council.  Mr. Stafford previously served as a council member and Mayor of the City of Princeton, West Virginia.  Mr. Stafford has served, and continues to serve, on numerous civic and community service boards and commissions.

Mr. Stafford’s relevant experience qualifying him for service as a director includes: a broad range of regulatory, business, legal and banking related issues encountered in the practice of law; extensive state and municipal government service; extensive civic and community service; and more than fifteen (15) years of board service for the Corporation.

Director Qualifications and Experience.  The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to our Board.  This information supplements the biographical information provided above.  The vertical axis displays the primary factors reviewed by the Governance and Nominating Committee in evaluating a Board candidate.

	Hall	Hamner	Kantor	Johnson	Mendez	Perkinson, Jr.	Stafford	Stafford, II
Experience, Qualifications, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X	X
Expertise in financial services or related industry	X	X	X	X	X	X	X	X
Audit Committee Financial Expert (actual or potential)		X		X	X
Civic and community involvement	X	X	X	X	X	X	X	X
Other public company experience (current or past)
Leadership and team building skills	X	X	X	X	X	X	X	X
Diversity of experience, professions, skills, geographic representation and backgrounds	X	X	X	X	X	X	X	X
Specific skills/knowledge:
- finance	X	X	X	X	X	X	X	X
- technology		X			X	X		X
- marketing				X	X
- public affairs	X	X	X	X	X	X	X	X
- HR	X		X	X	X	X		X
- governance	X	X	X	X	X	X	X	X

NON-DIRECTOR EXECUTIVE OFFICERS

Executive officers who are not directors of the Corporation, including their title, age and date they became an officer of the Corporation are set forth in the chart below, which is followed by a brief biography describing each named executive’s business experience.

		Executive of
Name and Title	Age	Corporation Since
David. D. Brown, Chief Financial Officer of Corporation and First Community Bank, N. A.	36	2006
Robert L. Buzzo, Vice President and Secretary of Corporation, President and Director of First Community Bank, N. A.	61	2000
E. Stephen Lilly, Chief Operating Officer of Corporation, Executive Vice President, Chief Operating Officer and Chief Information Officer of First Community Bank, N. A.	52	2000
Robert L. Schumacher, General Counsel of Corporation, Senior Vice President, General Counsel and Secretary of First Community Bank, N. A.	60	2001

David D. Brown, Chief Financial Officer of the Corporation and First Community Bank, N. A., a wholly-owned subsidiary of the Corporation.

Mr. Brown has been CFO of the Corporation and First Community Bank, N. A. since May 2006.  Mr. Brown served as Financial Reporting Coordinator of the Corporation from April 2005 to May 2006.  Prior to joining the Corporation, Mr. Brown was a corporate auditor and Audit Manager of United Bankshares, Inc. from September 1999 to April 2005.  Mr. Brown also practiced in the field of public accounting from 1997 to 1999 where he practiced tax, accounting, and auditing across a variety of industries.  Mr. Brown is a CPA and holds a MPA degree from West Virginia University.

Robert L. Buzzo, Vice President and Secretary of the Corporation, President and Director of First Community Bank, N. A., a wholly-owned subsidiary of the Corporation.

Mr. Buzzo has been Vice President and Secretary of the Corporation and President and a director of First Community Bank, N. A. since June 2000.  From October 1994 until June 2000, Mr. Buzzo was the Chief Executive Officer of First Community Bank – Bluefield, a division of First Community Bank, N. A.  Prior to 1994, Mr. Buzzo held other leadership positions since joining the Corporation in 1973.

Stephen Lilly, Chief Operating Officer of the Corporation, Executive Vice President, Chief Operating Officer, and Chief Information Officer of First Community Bank, N. A., a wholly-owned subsidiary of the Corporation.

Mr. Lilly has been Chief Operating Officer of the Corporation and First Community Bank, N. A. since June 2000.  On January 25, 2011, Mr. Lilly was promoted to Chief Information Officer of First Community Bank, N. A.  Mr. Lilly has been employed by the Corporation since 1997.  Mr. Lilly has also served in a variety of banking positions and capacities with the Corporation and other banking organizations where he supervised and managed a number of operational elements, implemented new technologies and successfully migrated and consolidated bank operations and data.  Mr. Lilly also has significant experience in process engineering and customer service management.

Robert L. Schumacher, General Counsel of the Corporation and Senior Vice President, General Counsel and Secretary of First Community Bank, N. A., a wholly-owned subsidiary of the Corporation.

Mr. Schumacher has served as General Counsel of the Corporation and First Community Bank, N. A. since 2005.  He has also served as Senior Vice President and Secretary of First Community Bank, N. A. since 2001.  Prior to his current positions, Mr. Schumacher served as the Corporation’s CFO and Senior Vice President – Finance from 2001 until 2005.  In addition, Mr. Schumacher has led First Community Bank, N. A.’s Trust Department in the capacity of Senior Vice President and Senior Trust Officer.  Prior to joining the Corporation in 1983, Mr. Schumacher engaged in the private practice of law in Princeton, West Virginia.  Mr. Schumacher is a CPA, a Certified Financial Planner, licensed to practice law and holds a Juris Doctor degree from West Virginia University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines.  The Board of Directors’ Governance and Nominating Committee has enacted guidelines to determine director independence and qualifications for directors.  The Governance and Nominating Committee Charter is published at the Corporation’s website under the “Governance Documents” tab of the “Corporate Profile” link at www.fcbinc.com.  This section of the website makes available all of First Community’s governance materials, including various Board committee charters, which are available in print to any stockholder upon request.  The Board regularly reviews corporate governance developments and considers modifications to its governance charter to clarify and augment the Board’s processes, including those relating to risk oversight.

The Board’s Role in Risk Oversight.  We believe that each member of our Board of Directors in his fiduciary capacity has a responsibility to monitor and manage risks faced by the Corporation. At a minimum, this requires the members of our Board of Directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Corporation are monitored by the Board of Directors and the Audit Committee through its review of the Corporation’s compliance with regulations set forth by its regulatory authorities, including recommendations contained in regulatory examinations.

Because we believe risk oversight is a responsibility for each member of the Board of Directors, we do not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of our committees concentrates on specific risks for which it has an expertise, and each committee is required to regularly report to the Board of Directors on its findings. For example, the Audit Committee regularly monitors the Corporation’s exposure to certain investment risks, such as the effect of interest rate or liquidity changes, the Corporation’s exposure to certain reputational risks by establishing and evaluating the effectiveness of First Community programs to report and monitor fraud and by monitoring the Corporation’s internal controls over financial reporting. Our Compensation and Retirement Committee’s role in monitoring the risks related to our compensation structure is discussed in further detail below.

Director Independence.  First Community currently has seven (7) independent directors out of eight (8).  The Board has satisfied, and expects to continue to satisfy, its objective that at least a majority of the Board should consist of independent directors.  For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with First Community.  The Board has established guidelines to assist it in determining director independence (see Appendix A to this proxy statement), which conform to the independence requirements of the NASDAQ Stock Market listing rules.  In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.

In the course of the Board’s determination regarding independence, it considers any transactions, relationships and arrangements as required by the Corporation’s independence guidelines.  In addition, with respect to all directors, the Board considered the amount of First Community’s discretionary charitable contributions to charitable organizations where any of the directors serve as an officer, director or trustee, and determined that First Community’s contributions to each of the charitable organizations constituted less than the greater of $200,000 or five percent (5%) of the charitable organization’s annual consolidated gross revenues during the applicable organization’s last completed fiscal year.

All members of the Audit Committee, Compensation and Retirement Committee, and Governance and Nominating Committee must be independent directors as defined by NASDAQ.  Members of the Audit Committee also must satisfy a separate Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from First Community or its subsidiaries other than their directors’ compensation.

Director Candidates, Qualifications and Diversity. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Governance and Nominating Committee will consider a number of criteria, including, without limitation, the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Governance and Nominating Committee believes diversity should be considered in the director identification and nomination process. The Governance and Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Corporation believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Board Leadership Structure.  We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two (2) roles. The CEO is responsible for setting the strategic direction for the Corporation and the day-to-day leadership and performance of the Corporation, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board.

Standards of Conduct.  All directors, officers and employees of First Community must act ethically at all times and in accordance with the policies comprising First Community’s Standards of Conduct (“Code”), which is published at First Community’s website www.fcbinc.com and available in print to any stockholder upon request.  A waiver of any standard can only be considered by the Board of Directors and may be granted only for just cause in an instance where the underlying ethical objective will not be violated.  No waivers were granted to any director or officer during 2010.  Amendments to the Code will be published on the Corporation’s website, as required by SEC rules.  If an actual or potential conflict of interest arises for a director, the director must promptly inform the Board.

Communicating Concerns to Directors.  The Audit Committee and the non-management directors have established procedures to enable any employee who has a concern about First Community’s conduct, policies, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board through an email or written notification directed to the Chairman of the Audit Committee.  Such communications may be confidential or anonymous.  A notification explaining how to submit any such communications is provided to all employees at each location of the Corporation and its affiliated businesses and is provided to employees in the employee handbook.  The status of any outstanding concern is reported to the non-management directors of the Board periodically by the Chairman of the Audit Committee.

Stockholder Communications.  Stockholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Robert L. Buzzo, Secretary, First Community Bancshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989.  All communications so addressed will be forwarded to the Chairman of the Board of Directors (in case of correspondence addressed to the “Board of Directors”) or to the individual director without exception.

The Board of Directors and Board Meetings

The Board held nine (9) regular meetings and three (3) special meetings in 2010.  No member attended fewer than seventy-five percent (75%) of the Board meetings and committee meetings on which the member sits.  Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and stockholder meetings.  It is the Board’s policy that the directors should attend our Annual Meeting absent exceptional circumstances.  All current directors attended the 2010 Annual Meeting.

Board Committees

The Board of Directors has adopted written charters for its four (4) standing committees: the Audit Committee, the Executive Committee, the Compensation and Retirement Committee (the “CRC”), and the Governance and Nominating Committee.  Except for the Executive Committee Charter, a current copy of each of the committee charters is available for review and print on our website at www.fcbinc.com.

Audit Committee.  The members of the Audit Committee are Directors Perkinson, who chairs the Committee, Hall, Hamner and Johnson. The Board has determined that Mr. Johnson is the “Audit Committee Financial Expert”. The Audit Committee is primarily concerned with the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independence and qualifications of the independent registered public accounting firm and the performance of the Corporation’s internal audit function and independent registered public accounting firm.  Its duties include: (1) selection and oversight of the independent registered public accounting firm; (2) review of the scope of the audit to be conducted by them, as well as the results of their audit; (3) oversight of our financial reporting activities, including our annual report, and the accounting standards and principles followed; (4) discussion with management of its risk assessment and management policies, including risk relating to the financial statements and financial reporting process and key credit risks, liquidity risks, market risks and the steps taken by management to monitor and mitigate such risks; (5) approval of audit and non-audit services provided to the Corporation by the independent registered public accounting firm; (6) review of the organization and scope of our internal audit function and our disclosure and internal controls; and (7) oversight of the Corporation’s compliance program.  The Audit Committee held eleven (11) meetings during 2010.  The Committee’s report is on page 36.  On February 22, 2011, the Board of Directors voted to amend the Audit Committee Charter, which is included as Appendix B to this proxy statement.

Executive Committee. The members of the Executive Committee are Directors Stafford II, who chairs the Committee, Hall, Hamner, Johnson, Kantor, Mendez, Perkinson and Stafford.  Except for Mr. Mendez, each member of the Executive Committee is independent.  The Executive Committee held one (1) meeting during 2010.  The Committee, subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board to act between meetings of the Board, except for certain matters reserved to the full Board by law.

Compensation and Retirement Committee.  The members of the CRC are Directors Stafford, II, who chairs the Committee, Hamner, and Johnson. This Committee’s primary responsibilities include: (1) establishing, reviewing and providing recommendations to the full Board regarding CEO compensation and reviewing and overseeing other senior executive compensation; (2) monitoring management resources, structure, succession planning, development and selection processes and the performance of key executives; (3) reviewing incentive compensation arrangements to ensure that incentive pay does not encourage unnecessary risk; (4) reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation; and (5) reviewing director compensation and benefits.    This Committee also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The CRC held two (2) meetings in 2010. The Committee’s report is on page 22.

Compensation and Retirement Committee Interlocks and Insider Participation.  None of the members of the CRC are or were formerly officers or employees of our Corporation or any of its subsidiaries; however, one (1) member does have a relationship with us that is disclosable as a “Related-Person Transaction” as defined by the SEC. Director Stafford, II serves as a partner of a law firm, which, similar to other firms in other localities, regularly performs legal services each fiscal year for the Corporation and its affiliates.  First Community Bank, N. A. paid Mr. Stafford’s law firm $128,332 in 2010.  The business structure of Mr. Stafford’s law firm is that of a partnership, whereby the partners share equally in profits and losses.  Finally, none of our executive officers served on any compensation committee or any board of directors of another company, of which any of our Board members was also an executive officer.

Governance and Nominating Committee. The members of the Governance and Nominating Committee are Directors Stafford, II, who chairs the Committee, Hamner and Kantor.  The Committee’s responsibilities include the selection of director nominees for Board service and the development and review of governance guidelines. The Committee also: (1) oversees the annual self-evaluations of the Board, as well as director performance and Board dynamics; (2) makes recommendations to the Board concerning the structure and membership of the Board committees; and (3) reviews, approves and ratifies transactions with related persons required to be disclosed under SEC rules.  This Committee held two (2) meetings in 2010.

The Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Governance and Nominating Committee, c/o Robert L. Buzzo, Vice President and Secretary of First Community Bancshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders.  We strive to have a Board representing diverse experience with respect to policy making decisions in business, government, education and technology, and in areas that are relevant to the Corporation’s overall business activities.

The Committee also considers candidates recommended by current directors, company officers, employees and others.  The Committee evaluates all nominees for directors in the same manner and typically bases its initial review on any written materials submitted with respect to the candidate.

Meetings of Non-management Directors. The non-management directors met without any management directors or employees present two (2) times last year.  Mr. Stafford, II served as chair of these meetings.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and explanation of the material information relevant to understanding the objectives, policies and philosophy underlying the Corporation’s compensation programs for executives and of the general design philosophy of the Corporation’s compensation policies and practices for employees included in any incentive compensation program. To assist you in understanding certain disclosures that we are required to provide in this section, which we refer to as the “CD&A”, we provide information relating to executive and director compensation in a series of tables and accompanying narrative.  As further described under Proposal 3 of this proxy statement, the stockholders will have the opportunity at the Annual Meeting to approve on a non-binding, advisory basis the 2010 compensation of the Corporation’s named executives as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, the compensation tables and the applicable narrative discussion.  At the 2010 Annual Meeting of Stockholders, the stockholders approved the compensation of the Corporation’s named executives for fiscal year 2009, which the CRC considered in its decisions to continue the objectives, policies and philosophy underlying the Corporation’s compensation programs for executives.

2010 Compensation of Executive Officers

We believe it is in the Corporation’s best interests to maintain consistency in our compensation philosophy and implementation, but we also believe discretion should be used in times of prosperity as well as times when either the Corporation or the overall economy, or both, are performing below expectations.  With this in mind, we believe it is appropriate for some components of compensation to remain level or decline during periods of economic downturn, including periods of reduced earnings and declining stock prices, as was the case in 2008, 2009 and 2010.

The CRC and management evaluated and established 2010 executive compensation in the context of the Corporation’s 2009 performance and the current economy coupled with a universal awareness of the current focus placed on executive compensation.  While we believe that the compensation of our executive officers has consistently been balanced and fair, we felt the need to take a conservative approach in 2010 and return to modest base salary increases following more than two (2) years of no executive level compensation increases.

Specifically, we decided to compensate the named executives for 2010 as follows:

•
Mr. Mendez proposed, and the CRC agreed, that the executive officers would receive modest salary adjustments but no bonuses for 2010.  The CRC accepted Mr. Mendez’ proposal as appropriate, acknowledging that the Corporation continued to show strong core operational performance.  However, the cash compensation paid to Mr. Mendez for 2010 remained at the 2009 level.

•	Messrs. Buzzo, Lilly, Schumacher and Brown received salary adjustments but no bonuses.
•
No long-term incentive awards were granted to any of the named executives or to any other executive officer employed by the Corporation in 2010 and, other than to Mr. Brown, no such awards have been made to any of the other named executives since 2003.

Consistent with past practice, going forward we will continue to use discretion coupled with a goals-driven formula to compensate executives.  We will not adopt incentives that promote risky behavior for near-term rewards.  Although we made no incentive awards in 2010, ordinarily, we attempt to use the equity portion of our compensation program to reward behavior that produces steady, long-term performance.  We believe executive compensation should reflect and be driven by the Corporation’s long- term operating performance and relative stock value compared with similarly situated publicly traded, regional financial services companies.

Considerations Used to Determine Chief Executive Officer Compensation for 2010

At the beginning of each year, Mr. Mendez develops objectives necessary for the Corporation to be successful.  Mr. Mendez presents these objectives to the CRC for its consideration in determining how Mr. Mendez’ performance will be evaluated.  These objectives are determined in most part from the Corporation’s annual financial and budget planning sessions, during which the Corporation’s growth opportunities are analyzed and goals and objectives are established for the upcoming year.   These goals and objectives include both objective financial metrics and qualitative strategic and operational considerations that are evaluated subjectively, without any formal weighting assigned.  The CRC and Mr. Mendez use this process to focus on factors they believe create long-term stockholder value.  The CRC discusses with Mr. Mendez its considerations regarding Mr. Mendez’ own compensation.  During this process, Mr. Mendez solicits input from our Director of Human Resources.  Mr. Mendez does not participate in the final determination of his own compensation.

In determining Mr. Mendez’ compensation for 2010, the CRC considered the Corporation’s performance and also considered Mr. Mendez’ individual performance in 2009.

Mr. Mendez did not meet all of the goals and objectives established by the CRC for 2009, principally due to the failure to achieve budgeted earnings for the year because of the impairment of a segment of the investment portfolio.  However, the CRC believes that he performed well given the challenging circumstances of the overall economy, particularly in the financial services sector.  The Corporation’s banking subsidiary produced continued positive, although decreased, core earnings, and the insurance agency and wealth management subsidiaries performed at or beyond expectations for 2009.  Unlike other financial services companies, the Corporation was able to continue to pay cash dividends.  Net interest margin and efficiency continue to compare favorably to those of other financial services companies.

Beyond financial goals, the CRC charged Mr. Mendez with continued search for suitable candidates for banking mergers and acquisitions within the Corporation’s footprint; to lead the Corporation’s strategic planning process; and to retain and motivate the Corporation’s management team.  Throughout 2009, the Corporation’s focus was also directed at capital retention and development, as well as continued improvement of the Corporation’s risk profile and loss mitigation.  These goals were all satisfactorily met during 2009 and included a $60 million stock offering and the substantial resolution of impaired investment securities, together resulting in a stronger balance sheet and capital position.

Through the Corporation’s public offering, Mr. Mendez was instrumental in helping the Corporation maintain its well-capitalized balance sheet while attracting additional, respected institutional investors.  The public offering made possible the accelerated repayment of TARP funds in less than eight (8) months from receipt, plus provided funding for continued expansion of the Corporation.  Mr. Mendez also successfully completed a desired acquisition in 2009 to supplement the Corporation’s banking presence in the Winston-Salem, North Carolina market, in line with the Corporation’s strategic plan.  In addition, Mr. Mendez led the management team and the Board through an update of the Corporation’s strategic plan.

Mr. Mendez has been the Corporation’s CEO since 2000 and has been employed by the Corporation since 1985. He also serves on the Corporation’s Board of Directors. Under his leadership, the Corporation has transformed itself from a community bank into a regional financial services company.  The Corporation’s income has been diversified through its acquisition of and continued additions to its insurance agency, Greenpoint Insurance Group, Inc.  In 2010, the Corporation was able to return $7.1 million to common stockholders through dividends.  As an indication of his alignment with stockholders, Mr. Mendez is the direct and indirect owner of 25,430 shares of the Corporation’s Common Stock.  Mr. Mendez proposed and the CRC agreed that he would receive no bonus or salary increase in 2010.  Mr. Mendez proposed these actions because he believed they were appropriate in the current environment.  Mr. Mendez’ salary was not increased in 2010 (from 2009) and he was not granted any long-term non-cash compensation in 2010 and has received no long-term stock based compensation since 2003.  His base salary was last increased in 2008.

Determining Compensation for Our Other Named Executives in 2010

The CRC works in conjunction with Mr. Mendez to establish the base and incentive compensation of other named executives.  Our goal is to achieve a balance of incentives that retain a qualified group of senior managers and ensure that the Corporation remains competitive over the long-term.

Each of the other named executives is a leader of an individual business or function of the Corporation.  As part of the executive management team, they report directly to Mr. Mendez, who develops the objectives that each individual is expected to achieve, and against which their performance is assessed.  Similar to Mr. Mendez, these objectives are reviewed with the CRC and are derived largely from the Corporation’s financial, budget and strategic planning processes.

Like Mr. Mendez, the other named executives have objectives that include both quantitative financial measurements and qualitative strategic and operational considerations affecting the Corporation and the businesses or functions that the named executives lead.  Mr. Mendez assesses each named executive’s individual performance against the objectives, the Corporation’s overall performance and the performance of the executives’ business or function.  Mr. Mendez then makes a compensation recommendation to the CRC for each named executive.  The named executives do not play a role in the determination of their compensation except for their discussion with Mr. Mendez regarding their individual performance against predetermined objectives.

David D. Brown.  Mr. Brown has served as our CFO since 2006.  Since he joined the Corporation in 2005, he has assumed increased responsibilities within the accounting and finance function.  As the leader of the Corporation’s finance function, Mr. Brown’s financial objectives focused on the overall performance of the Corporation similar to Mr. Mendez’.  Mr. Brown’s strategic and operational goals included organizing the Corporation’s public offering, providing operational support to achieve financial goals and strengthen the finance function, while maintaining a strong controllership function and improving regulatory relationships.

During a very challenging economic environment, Mr. Brown’s leadership was crucial to strengthening the Corporation’s liquidity position.  He led new and returning staff to enhance the budgeting process and strengthen the finance function.  Based upon Mr. Mendez’ recommendation and the assessment of the CRC, Mr. Brown received a salary increase of $15,000, but received no long-term non-cash incentive of common stock in 2010.  Mr. Brown received a similar increase in base salary along with a long-term equity incentive in 2009.

Robert L. Buzzo.  Mr. Buzzo has been President of First Community Bank, N. A. and a member of the Corporation’s executive team since 2000 and has held other leadership positions since 1973.  In 2009, Mr. Buzzo was primarily responsible for First Community Bank, N. A.’s largest banking region, overseeing the achievement of certain loan and core deposit growth objectives.  Under Mr. Buzzo’s leadership, the divisions comprising the Southern Region were among the top performing areas, achieving growth and profitability results at or near target levels.

In addition, Mr. Buzzo continued his supervision of the insurance and wealth management divisions of the Corporation, which led to revenue and profitability gains in both for fiscal year 2009.  Consequently, Mr. Mendez proposed and the CRC approved that Mr. Buzzo receive no bonus but a salary adjustment of $8,000 in 2010.

E. Stephen Lilly.  Mr. Lilly has served as our Chief Operating Officer since 2000 and has been employed by the Corporation since 1997.  His direct reports include the Director of Information Technology, the Vice President of Project Management, Vice President of Cash Management and Treasury Services, Vice President of Operations, the Vice President of Secondary Market Mortgage Lending, and the Vice President of Branch Administration.  In 2009, Mr. Lilly was assigned performance objectives including the reorganization of the secondary market mortgage division, the establishment, staffing and design of a new branch administration department, and the continued development and upgrade of the deposit, loan and retail credit operations departments.

Mr. Lilly achieved substantially all goals in these areas.  In addition to the preceding performance measures, Mr. Lilly continued oversight of the technology, information security and facilities departments.  Moreover, Mr. Lilly was instrumental in the design, leadership and quality control aspects of integrating five (5) new branches in the Corporation’s Triad Region.  Consistent with Mr. Mendez’ recommendation and CRC’s approval, Mr. Lilly received no bonus but a salary adjustment of $12,000 in 2010.

Robert L. Schumacher.   Mr. Schumacher has served as General Counsel since 2005, Secretary of First Community Bank, N. A. since 2001, and has been employed by the Corporation since 1983.  He is responsible for managing the legal affairs of the Corporation and all subsidiaries.  His direct reports include the Director of Human Resources, the Director of Enterprise Risk Management, and Associate Counsel.

Mr. Schumacher’s strategic and operational goals in 2009 included implementing internal processes to meet the legal needs of the Corporation while minimizing external costs, assuming supervisory responsibility over the Director of Human Resources, and modifying certain SEC required filings to meet new statutory requirements.  Mr. Schumacher met all of his goals for 2009.  Consistent with Mr. Mendez’ recommendation and CRC’s approval, Mr. Schumacher received no bonus but a salary adjustment of $8,000.

FCBI Compensation Philosophy

The goal of our executive compensation program is to retain and reward officers who create long-term value for our stockholders.  This overriding objective affects all elements of our compensation program.    Our compensation program rewards continued financial and operating performance coupled with strong leadership.  Our intent is to align the executives’ long-term interests with those of our stockholders and to motivate the executive team to continue with the Corporation for long productive careers.

Considerations Used to Determine Compensation Program

Below is a summary of important considerations by the CRC affecting compensation for the named executives.  For 2010, the CRC performed its evaluation of compensation in light of the Corporation’s performance, the current economic situation, and the prevailing public sentiments and concern regarding executive compensation.

Emphasis on Reliable and Relative Performance.  Our compensation program provides pay opportunities for those executives demonstrating superior performance for sustained periods of time.  Each of our named executives has served the Corporation for many years and each has held diverse positions with growing levels of responsibility.  Relative compensation reflects previous contributions and anticipated future contributions to the Corporation’s long-term success.  In evaluating sustained performance, we also give weight to the relative performance of each executive in his particular industry segment or function.

Emphasizing consistent, long-term performance impacts annual discretionary cash bonus and any equity incentive compensation.  After assessing each named executive’s past performance, and expected future contribution, as well as the performance of the business or function the executive leads, the CRC uses its judgment in determining the amount of bonus or equity award, if any.  We consider the current year as well as past and expected performance in our compensation decisions.  This long-term view has the effect of moderating compensation levels and annual adjustments and awards.

Importance of Corporation Results.  CRC places substantial weight on the named executive’s contribution to the Corporation’s overall financial success, as opposed to limiting its focus strictly to an individual business or function.  The CRC is of the opinion that the named executives share the responsibility of supporting the Corporation’s overriding goals and objectives as part of the management team.

Judgment versus Formula Driven.  The CRC does not use formulas in determining the level or mix of compensation.  We evaluate a wide range of quantitative and qualitative factors, which include consistency in reaching financial and growth targets, the ability to perform in both good and challenging economic times, a history of integrity, evidence that the executive uses good judgment and his ability to lead and create future value for the Corporation.

Risk Considerations in Our Compensation Program.  The CRC views the Corporation’s compensation program with a long-term focus.  The greatest amount of compensation can be achieved over long periods of time through sustained excellent performance.  Larger amounts of compensation are typically to be deferred or can only be realized upon retirement.  We believe this will provide a strong incentive to manage the Corporation for the long-term with a clear message to avoid excessive risk in the near term.  We establish goals and objectives with a mix of quantitative and qualitative performance elements in order to avoid excessive weight on one (1) performance measure.  The CRC also attempts to balance the various elements of compensation among base salary (current cash payments), deferred cash payments and equity awards.  The CRC maintains full discretion to adjust compensation based upon improved performance and adherence to First Community values.

The CRC reviewed the incentive compensation arrangements of the Corporation’s named executives with the Corporation’s senior risk officer to ensure that their incentive compensation arrangements do not encourage them to take unnecessary and excessive risks that threaten the value of the Corporation. The CRC also reviewed the compensation arrangements of the Corporation’s other top executives. The CRC concluded that it does not believe that the Corporation’s compensation policies and practices encourage excessive or inappropriate risk taking and instead encourage behaviors that support sustainable long-term value creation.  In reaching this conclusion, the CRC considered the various metrics and elements of the compensation program.  For instance, the CRC does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long-term company value. Rather, the Corporation’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term goals.

Future Compensation Opportunity.  The CRC’s intentions are to provide in the future a mix of different compensation elements.  We consider current compensation versus long-term compensation and cash versus equity elements.  We view cash payments as reflective of current or recent performance and stock payments as a means to encourage long-term behavior and as a means to retain executives.  The CRC believes that each named executive should have a portion of his compensation at risk based on how well the Corporation operates and how well its stock performs in the long run.

In 2010, the CRC began a more intensive review of the relationship between risk management and incentive compensation to ensure that incentive compensation does not encourage unnecessary and excessive risks.  The CRC also reviews the relationship between risk management policies and practices, overall First Community strategy and executive compensation.

Use of Compensation Consultants.  Because of the enhanced level of regulation and scrutiny on executive compensation, the CRC sought input from Mathews, Young – Management Consulting (“Mathews Young”) regarding the 2010 incentive compensation plan for non-executive employees of the Corporation, which plan was designed by our Human Resources Department.  Mathews Young was the independent consultant of the CRC.  The Corporation did not retain a compensation consultant.  In regard to benchmark data, the CRC considers executive compensation at other similar sized and situated financial service companies as only one (1) of numerous factors in setting pay.  The CRC does not target a specific percentile within this group of perceived peers and uses the comparative data only as a reference tool after determining the types and amounts of compensation based upon its own evaluation.

Employment Agreements.   Our named executives have employment agreements, which include change of control protection for the executives and non-compete and non-solicitation requirements for the protection of the Corporation. The employment agreements with Messrs. Mendez, Buzzo, and Lilly were amended and restated as of December 16, 2008 to comply with Section 409A of the Internal Revenue Code, and initial employment agreements were entered into with Messrs. Schumacher and Brown.  We describe all of these agreements in more detail below.

The amended and restated employment agreement (“agreement”) with Mr. Mendez had an initial term of three (3) years and provided that beginning on the commencement of the employment period under the agreement and on each succeeding January 1st the term of the agreement will automatically be extended an additional three (3) years, unless the Corporation or Mr. Mendez gives notice that the employment term will not thereafter be extended.

Mr. Mendez’ annual base salary was $392,902 for 2010.  The Corporation may terminate Mr. Mendez’ employment at any time for “Cause” (as defined in the agreement) without further obligation owed to Mr. Mendez.  If the Corporation terminates Mr. Mendez’ employment for any reason other than for “Cause” or if he terminates his employment for “Good Reason” (as defined in the agreement), the Corporation will generally be obligated to provide compensation and benefits specified in the agreement for the balance of the term of the agreement but not less than thirty (30) months following the date of termination. Upon the termination of his employment, Mr. Mendez will be subject to non-competition and non-solicitation restrictions.

If Mr. Mendez dies while employed by the Corporation, the Corporation will pay his estate through the end of the month in which his death occurs. If Mr. Mendez’ employment is terminated as a result of permanent disability as determined pursuant to the agreement, then the Corporation has the right to terminate his employment before the end of the applicable term.

In the event that there is a change of control of the Corporation and Mr. Mendez’ employment is terminated by the Corporation or he chooses to terminate his employment within two (2) years after such change of control, the Corporation will pay Mr. Mendez severance pay in the form of a lump sum payment of 2.99 times his base salary then in effect on the date of termination.

On December 16, 2010, the Board of Directors, in concert with the CRC, amended the agreement with Mr. Mendez to waive the agreement’s provision for standard cost of living increases.

The Corporation also entered into agreements with Messrs. Buzzo and Lilly. These agreements supersede and replace the employment agreements for Messrs. Buzzo and Lilly entered into in 2002. Each agreement has an initial term of three (3) years, and, similar to Mr. Mendez’ agreement, each is renewed for an additional three (3) year term each January 1st unless the Corporation or the individual executive gives notice that the employment term will not be extended.

In the event that there is a change of control of the Corporation and Messrs. Buzzo’s or Lilly’s employment is terminated by the Corporation or either chooses to terminate his employment within two (2) years of such change of control, the Corporation will pay that executive severance pay in the form of a lump sum payment of 2.99 times his base salary then in effect on the date of termination.

The Corporation entered into initial employment agreements with Messrs. Schumacher and Brown as of December 16, 2008.  These agreements contain substantially similar terms and are modeled after Mr. Mendez’ agreement.  Mr. Schumacher’s agreement has an initial term of three (3) years and is renewed for an additional three (3) year term each January 1st unless he or the Corporation gives notice that the employment term will not be extended.  The agreement for Mr. Brown has an initial term of two (2) years, and is renewed for an additional two (2) year term each January 1st unless the Corporation or Mr. Brown gives notice that the employment term will not be extended.  Mr. Schumacher’s agreement provides for a lump sum payment of 2.99 times base salary, and Mr. Brown’s agreement provides for a lump sum payment of two (2) times base salary, in the event of a change of control coupled with terminated employment either without cause by the Corporation or by the executives for “Good Reason” (as defined in the agreements).

Compensation Elements Used to Achieve Corporation’s Goals

We use the compensation elements discussed below as the means to reward, retain and align executives’ interests with the long-term interests of the Corporation and stockholders.

Base Salary and Bonus.  The amount of base salary for each named executive depends upon the scope of the executive’s duties, his individual performance and length of service, and his leadership ability.  Current salary impacts our decisions regarding salary adjustments relevant to peers (within and outside First Community).  Base salaries are reviewed annually.  For each NEO, the CRC may award discretionary cash bonuses during the first quarter of each year based upon the previous year’s performance as evaluated by the CRC and the CEO (except the CEO does not participate in his own bonus determination).

Stock Options and Restricted Stock Awards.  The Corporation’s equity incentive program is designed to recognize responsibility, reward excellent performance, retain named executives, and align their interests with those of our stockholders.  The CRC has used stock options and stock awards sparingly and determined that no such awards were merited in 2010 due to the inability of the Corporation to attain its performance goals and objectives in an admittedly difficult economic cycle.

Prior to 2010, non-statutory stock options totaling 332,750 in five (5) installments, each vesting over a seven (7) year period, were awarded under the 1999 Stock Option Plan (“1999 Plan”).  All stock options granted pursuant to the 1999 Plan were fully vested as of the end of 2009.   Vested stock options granted pursuant to the 1999 Plan are exercisable up to a period of five (5) years after the date of the grantee’s retirement, provided retirement occurs at or after age sixty-two (62), disability, or death.   If employment is terminated other than by retirement at or after age sixty-two (62), disability, or death, vested options must be exercised within ninety (90) days after the effective date of termination.  An option not exercised within such period will be deemed cancelled. As of the date of the mailing of this proxy statement, all vested but unexercised options under the 1999 Plan are “out of the money” and have no intrinsic value to the named executives.

The 2004 Omnibus Stock Option Plan (“2004 Plan”) was adopted by the Board of Directors in January 2004 and approved by the stockholders at the 2004 Annual Meeting. Two Hundred Thousand (200,000) shares of Common Stock were reserved for future issuance pursuant to the 2004 Plan.  Grants of incentive stock options and non-qualified stock options under the 2004 Plan generally become vested so that twenty-five percent (25%) of the award vests as of the date of the grant and twenty-five percent (25%) vests on each one (1) year anniversary thereafter, so that one hundred percent (100%) of such awards is vested as of the third anniversary of the date of grant.   No grants were awarded in 2010 to any named executive.  As of the date of the mailing of this proxy statement, all vested but unexercised option grants under the 2004 Plan are “out of the money” and have no intrinsic value.

The 2003 acquisition of The CommonWealth Bank added additional stock options for 120,155 shares of Common Stock (124,380 shares adjusted by the merger conversion factor of .9015 and the ten percent (10%) stock dividend in 2003) (“CommonWealth Plan”).  These options included awards to employees and directors and were issued by The CommonWealth Bank in twelve (12) grants beginning in 1994 and ending in 2002 with adjusted exercise prices ranging from $4.75 to $17.40.  The 2009 acquisition of TriStone Community Bank added additional stock options for 148,764 shares of Common Stock (“TriStone Plan”).  These options included awards to employees and directors and were issued by TriStone Community Bank. Options from these two (2) acquired plans are fully vested and are exercisable for up to ten (10) years following the grant date.  At December 31, 2010, 5,436 option shares were outstanding and exercisable under the former CommonWealth Plan and 143,502 option shares were outstanding and exercisable under the former TriStone Plan.

Mr. Brown has been granted options and/or restricted stock awards under the 2004 Plan.  Mr. Brown has previously been the recipient of awards under the 2004 Plan totaling 1,500 shares of stock and a total of 11,000 options.  Options are subject to forfeiture if the executive terminates employment prior to a vesting date.  Unexercised vested options are also subject to forfeiture if not exercised within ninety (90) days of early retirement or termination of employment.

All stock options under both the 1999 and 2004 Plans have exercise prices not less than fair market value of the Common Stock on the date of each grant.  Stock options under the 1999 Plan vest ratably over seven (7) years, while stock options and restricted stock awards under the 2004 Plan vest ratably over three (3) to four (4) years as recommended by the Board of Directors.  The 1999 and 2004 Plans prohibit discounted stock options, reloading of stock options, and stock option repricing.  The Corporation does not provide loans to the named executives for purposes of exercising options.  The average number of options granted over the past three (3) years as a percentage of basic shares outstanding was less than one percent (1%).  Historically, the named executives have not been subject to stock ownership guidelines.

Deferred Compensation.  The Corporation offers a qualified defined contribution plan known as the KSOP to most of its employees.  However, the named executives are unable to fully participate in the KSOP due to certain restrictions on their deferrals based upon annual testing limits imposed by the Internal Revenue Code.  The Corporation provides a non-qualified deferred compensation plan discussed in more detail elsewhere in this proxy statement and referred to as the WRAP plan as a mechanism to allow highly compensated participants to defer a portion of their compensation that cannot otherwise be deferred under the Corporation’s qualified plan. The plan is intended to promote retention by providing a long-term savings vehicle on a tax efficient basis.

Pension Plans.   The Corporation provides a defined retirement benefit to the named executives and others pursuant to separate agreements, each of which is known as a “Supplemental Executive Retention Plan” (“SERP”).  The plan is unfunded and designed to provide a benefit to be paid at age sixty-two (62), normal retirement age in the SERP.  The benefit is targeted at thirty-five percent (35%) of final compensation projected at an assumed three percent (3%) salary progression rate, and subject to an annual benefit limit of $80,000.  On December 16, 2010, the Board of Directors, in concert with the CRC, amended the SERP with respect to Mr. Mendez to remove the annual maximum benefit, with said amendment to take effect January 1, 2011.  Vesting is on a graded schedule as follows:   twenty-five percent (25%) vesting after five (5) years of service; fifty percent (50%) vesting after ten (10) years of service; seventy-five percent (75%) vesting after fifteen (15) years of service; plus an additional five percent (5%) vesting for each year of service beyond fifteen (15) years, with full vesting after twenty (20) years of service or reaching age sixty-two (62), whichever occurs first.

In connection with the SERP, the Corporation entered into Life Insurance Endorsement Method Split Dollar Agreements with Messrs. Mendez, Buzzo, Lilly, and Schumacher.  Under these agreements, the Corporation shares eighty percent (80%) of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the executives under life insurance contracts.  The Corporation, as owner of the policies, retains a twenty percent (20%) interest in life proceeds after reimbursement to the Corporation of retirement benefits paid and a one hundred percent (100%) interest in the cash surrender value of the policies.

Compensation and Retirement Committee Report

The CRC has reviewed the CD&A and discussed that analysis with management.  Based on its review and discussions with management, the Committee recommended to our Board of Directors that the CD&A be included in the Corporation’s Annual Report for 2010 and the Corporation’s 2011 proxy statement.  This report is provided by the following independent directors, who comprise the Committee:

William P. Stafford, II (Chairman)
Allen T. Hamner
Richard S. Johnson

2010 Summary Compensation Table
								Change in
								Pension
				Aggregate				Value and
				Date Fair			Non-	Non-
				Value of			Equity	qualified
				Stock Awards			Incentive	Deferred	All
				and Option			Plan	Compen-	Other
Name of Individual /				Awards	Stock	Option	Compen-	sation	Compen-
Capacities Served	Year	Salary	Bonus	Granted	Awards (1)	Awards (1)	sation (4)	Earnings (3)	sation (2)	Total

John M. Mendez	2010	$392,902	$-	$-	N/A	N/A	N/A	$37,200	$57,985	$488,087
President & Chief	2009	392,902	-	-	N/A	N/A	N/A	152,922	49,552	595,376
Executive Officer	2008	392,902	-	N/A	-	27,603	N/A	124,433	44,526	589,464

David D. Brown	2010	160,000	-	-	N/A	N/A	N/A	5,219	18,352	183,571
Chief Financial Officer	2009	145,000	-	-	N/A	N/A	N/A	5,388	20,184	170,572
	2008	135,000	-	N/A	17,500	23,946	N/A	10,303	18,249	204,998

Robert L. Buzzo	2010	225,800	-	-	N/A	N/A	N/A	57,363	44,622	327,785
Vice President and	2009	217,800	-	-	N/A	N/A	N/A	45,112	44,564	307,476
Secretary	2008	217,800	-	N/A	-	14,805	N/A	187,770	42,021	462,396

E. Stephen Lilly	2010	247,000	-	-	N/A	N/A	N/A	24,897	37,041	308,938
Chief Operating Officer	2009	235,000	-	-	N/A	N/A	N/A	22,696	44,955	302,651
	2008	235,000	-	N/A	-	14,777	N/A	10,367	32,094	292,238

Robert L. Schumacher	2010	180,000	-	-	N/A	N/A	N/A	50,514	36,298	266,812
General Counsel	2009	172,000	-	-	N/A	N/A	N/A	57,907	36,494	266,401
	2008	172,000	-	N/A	-	18,133	N/A	112,544	35,082	337,759

(1)
Reflects grant date fair value of current vesting of awards.  In reference to Option Awards, please refer to Note 11 to the Consolidated Financial Statement in our Annual Report for the year ended December 31, 2010 for a discussion of the assumptions underlying the option award valuations.

(2)	These items are detailed in the following table entitled, "Summary of All Other Compensation".
(3)	The amounts reported represent the difference between the vested liability balance at the end of 2010 and 2009.
(4)	The Company currently has no non-equity incentive compensation plan.

2010 All Other Compensation

We provide our named executives with additional benefits as shown in the “All Other Compensation” column of the 2010 “Summary Compensation Table” shown above, that we believe are reasonable, competitive and in line with the Corporation’s overall executive program.  We provide additional detail of those benefits in the table below.

		Total
		Retirement
		Plan	Total	Split Dollar	Executive
		Matching	KSOP	Life	Life
Name of Individual	Year	Contribution (1)	Contribution	Insurance (2)	Insurance (3)	Perquisites (4)	Total

John M. Mendez	2010	$30,335	$-	$3,497	$12,086	$12,067	$57,985
	2009	21,970	-	3,097	11,905	12,580	49,552
	2008	20,500	-	2,793	8,095	13,138	44,526

David D. Brown	2010	7,744	-	-	941	9,667	18,352
	2009	8,924	-	-	1,080	10,180	20,184
	2008	6,973	-	-	538	10,738	18,249

Robert L. Buzzo	2010	18,841	-	4,686	9,028	12,067	44,622
	2009	19,480	-	4,339	8,345	12,400	44,564
	2008	18,496	-	4,206	6,361	12,958	42,021

E. Stephen Lilly	2010	19,027	-	1,287	4,660	12,067	37,041
	2009	26,621	-	1,160	4,594	12,580	44,955
	2008	15,500	-	1,083	3,251	12,260	32,094

Robert L. Schumacher	2010	14,937	-	3,910	6,584	10,867	36,298
	2009	15,756	-	3,645	6,073	11,020	36,494
	2008	15,473	-	3,469	4,562	11,578	35,082

(1) Includes $5,320 for correction to 2008 matching contribution for Mr. Lilly.
(2) Imputed income on Company funded premiums or split dollar plan.
(3) Company funded premium on executive life program.
(4) Perquisites consist of country club dues and/or automobile allowance in each instance.

2010 Other Benefits

The Corporation provides other perquisites and personal benefits that the Corporation and the CRC believe are reasonable and consistent with its overall compensation program to better enable the Corporation to attract and retain superior employees for key positions.  The CRC periodically reviews the levels of perquisites and other personal benefits provided to the named executives.  Perquisites include the following:

Use of Aircraft. The Corporation’s banking subsidiary holds a fractional interest in a private aircraft through its ownership interest of twenty percent (20%) in a LLC.  The aircraft is used by the Corporation for travel throughout the subsidiary bank’s operating network, which spans five (5) states, by the named executives, members of the Board and other employees.  The Corporation has determined that the aircraft is an efficient use of both capital and personnel time and significantly enhances productivity of key personnel.  Personal use of the aircraft is prohibited.

Corporate Automobiles/Allowance.  Messrs. Mendez, Buzzo, and Lilly were each provided an annual automobile allowance of $8,400; Mr. Schumacher was provided $7,200; and Mr. Brown was provided $6,000 as an auto allowance.  Automobile allowances provide a cost effective means of compensation for business travel and shift the burden of maintenance costs to the executive.  Taxable auto allowances also avoid time and cost associated with documentation of business and personal use of corporate vehicles.

Country Club Dues. The Corporation advanced country club dues on behalf of Messrs. Mendez, Buzzo, Lilly, Schumacher and Brown in the amount of $3,667 as an added perquisite commensurate with job performance, level of responsibility and as a means to provide the named executives comparable benefits to those available at other similarly located and like-sized companies.  The Corporation considers the payment of country club dues to be an appropriate part of the overall compensation packages in order to provide an appropriate setting for the named executives to conduct business on behalf of the Corporation, to socialize with other business and community leaders and to entertain the Corporation’s business customers and prospects.  All costs associated with personal use of a country club by the named executive or family members are borne by the individual named executive and not the Corporation.

2010 Grants of Plan-Based Awards

The table below provides the following information about equity awards granted (if any) to the named executives  in 2010: (1) the grant date; (2) estimated future payouts under equity incentive plan awards; (3) the number of shares underlying all other stock awards; (4) all other awards; (5) the exercise price of the stock option awards, which reflects the closing price of First Community stock on the date of the grant; and (6) the grant date fair value of each equity award computed under FASB ASC Topic 718 (formerly SFAS 123R).

All Other
		Estimated Future	All Other Stock	Awards: Number	Exercise or
		Payouts Under	Awards: Number	of Securities	Base Price	Full Grant
	Grant	Equity Incentive	of Shares of	Underlying	of Option	Date Fair
Name of Executive	Date	Plan Awards	Stock or Units	Options	Awards	Value

John M. Mendez	N/A	N/A	N/A	N/A	N/A	N/A

David D. Brown	N/A	N/A	N/A	N/A	N/A	N/A

Robert L. Buzzo	N/A	N/A	N/A	N/A	N/A	N/A

E. Stephen Lilly	N/A	N/A	N/A	N/A	N/A	N/A

Robert L. Schumacher	N/A	N/A	N/A	N/A	N/A	N/A

2010 Outstanding Equity Awards at Fiscal Year-End

The following table includes information on the current holdings of stock option and stock awards by the named executives as of December 31, 2010.  This table includes unexercised and unvested option awards, and vesting conditions that were not satisfied as of December 31, 2010.  Each equity grant is shown separately for each named executive.  The vesting schedule for each outstanding award is shown following this table, based on the grant date.

	Option Awards					Stock Awards
								Equity Incentive
								Plan Awards
			Equity						Market or
			Incentive					Number	Payout
			Plan					of	Value of
			Awards:				Market	Unearned	Unearned
			Number			Number	Value of	Shares,	Shares,
			of			of Shares	Shares or	Units or	Units or
			Securities			or Units	Units of	Other	Other
	Number of		Underlying			of Stock	Stock	Rights	Rights
	Securities Underlying		Unexercised	Option	Option	That Have	That Have	That Have	That Have
	Unexercised Options		Unearned	Exercise	Expiration	Not	Not	Not	Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested

John M. Mendez	12,092	-	-	$19.80	2/3/2022	-	$-	-	$-
	2,015	-		13.94	2/3/2022
	14,108	-		24.65	2/3/2022
	14,108	-		29.15	2/3/2022

David D. Brown	10,000	-		35.00	10/24/2016

Robert L. Buzzo	7,566	-	-	19.80	3/30/2017	-	-	-	-
	7,566	-		16.00	3/30/2017
	5,404	-		13.94	3/30/2017
	7,566	-		24.65	3/30/2017
	7,565	-		29.15	3/30/2017

E. Stephen Lilly	7,551	-	-	19.80	6/26/2025	-	-	-	-
	2,156	-		13.94	6/26/2025
	7,550	-		24.65	6/26/2025
	7,550	-		29.15	6/26/2025

Robert L. Schumacher	1,323	-	-	13.94	3/24/2018	-	-	-	-
	3,970	-		24.65	3/24/2018
	9,266	-		29.15	3/24/2018

2010 Option Exercises and Stock Vested

The following table provides information for the named executives on: (1) stock option awards exercised during 2010, including the number of shares acquired upon exercise and the value realized at such time; and (2) the number of shares acquired upon the vesting of stock awards and the value realized at such time, before the payment of any applicable withholding tax and brokerage commissions.

	Option Awards		Stock Awards
	Shares		Shares
	Acquired on	Value	Acquired on	Value
Name	Exercise	Realized	Vesting	Realized

John M. Mendez	-	$-	-	$-
David D. Brown	-	-	-	-
Robert L. Buzzo	-	-	-	-
E. Stephen Lilly	-	-	-	-
Robert L. Schumacher	-	-	-	-

2010 Pension Benefits

The table below sets forth the details on pension benefits for the named executives under the following plan:

The FCBI Executive SERP.  The FCBI SERP is unfunded and not qualified for tax purposes.  Refer to page 22 of this proxy statement for a more detailed discussion of the SERP and to Footnote 10 to the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2010 for discussion of the methodologies and assumptions underlying the projected SERP benefits.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year

John M. Mendez	SERP	26	$596,945	$-
David D. Brown	SERP	6	20,910	-
Robert L. Buzzo	SERP	38	639,692	-
E. Stephen Lilly	SERP	13	187,008	-
Robert L. Schumacher	SERP	27	510,150	-

2010 Non-Qualified Deferred Compensation

Deferral of Salary.  Any employee otherwise ineligible to fully participate in the KSOP and who meets the Internal Revenue Code definition of being “highly compensated”, including the named executives, have historically been eligible to elect to defer up to seventy-five percent (75%) of their compensation to the FCBI 401(k) WRAP plan.  Deferrals to this plan are invested as directed by each participant and are matched at the discretion of the Board of Directors in conjunction with and subject to limits established each year by the Board of Directors for elective deferrals to the KSOP. The Board of Directors authorized a match of one hundred percent (100%) of up to eight percent (8%) of participant salary for 2010 when deferred under the 401(k) plan.  The table below provides detail regarding non-qualified deferred compensation of the named executives, which for 2010 included only the deferral of a portion of salaries to the 401(k) WRAP plan.  Balances previously deferred by the named executives to a second non-qualified plan, known as the “Deferred Compensation Plan”, which the Corporation amended and terminated on December 22, 2010, with said termination effective December 31, 2010, have been combined with the 401(k) WRAP deferrals and reported in a single table below:

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at Last
Name	in Last Fiscal Year (1)	in Last Fiscal Year (1)	in Last Fiscal Year	Distributions	Fiscal Year-End

John M. Mendez	$10,721	$10,735	$9,802	N/A	$216,565
David D. Brown	-	-	-	N/A	-
Robert L. Buzzo	3,643	483	23,886	N/A	128,873
E. Stephen Lilly	-	502	20,761	N/A	100,623
Robert L. Schumacher	2,787	383	7,525	N/A	124,473

(1)
The amounts reported under "Executive Contributions" are included in each NEO's amount under the "Salary" column in the "Summary Compensation Table".  The amounts reported under "Company Contributions" are included in each NEO's amount under the "All Other Compensation" column in the "Summary Compensation Table".  The Company contributions reflected in the above table are reflective of amounts deferred by the executives in the prior plan year, but matched by the Company in the subsequent year.  The Company does not match executive contributions to the deferred compensation plan.

Potential Payments Upon Termination

The information below describes the compensation that would become payable under existing plans and agreements based on the named executive’s actual termination of employment coupled with the assumption that the named executive’s employment had terminated on December 31, 2010, given the named executive’s compensation, years of service and a presumed age of sixty-two (62).

These benefits are in addition to benefits generally available to other non-executive officers, who are salaried employees, such as distributions under the KSOP and disability insurance benefits.  We have estimated the amounts of compensation payable to each named executive under a variety of termination circumstances, including: early retirement, involuntary termination not for cause, termination for cause, termination following a change of control and in the event of the death of the named executive.

Since a variety of factors might affect the nature and amount of any benefits payable upon the events discussed below, actual amounts may vary from what we have projected.

Regardless of the manner in which a named executive’s employment terminates, he may be entitled to receive amounts earned during his term of employment.  Such amounts include:

•	option or stock award grants made pursuant to the 1999 Plan or 2004 Plan that vest through the most recently completed fiscal year;
•	amounts contributed under the KSOP and the Corporation’s non-qualified deferred compensation plans;

•	amounts accrued and vested through the Corporation’s SERP payable as benefits for the life of the named executive beginning at age sixty-two (62); and
•	cash surrender value of life insurance payable.

In the event of an involuntary termination without cause, he would receive severance payments outlined in the respective employment agreement.

Payments Made Upon Retirement

In the event of the retirement of a named executive, in addition to the items identified above:

•	for options granted under the 1999 Plan, he will retain vested options for up to five (5) years after normal retirement at age sixty-two (62) and ninety (90) days after early retirement; and
•	for options granted under the 2004 Plan, he will retain vested options for the remainder of the outstanding ten (10) year term.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive, in addition to the benefit payments made upon termination or retirement, the named executive or his beneficiaries will receive benefits under the Corporation’s disability plan or executive life insurance plan, as appropriate.  In addition, if the named executives had died on December 31, 2010, the survivors of Messrs. Mendez, Buzzo, Lilly and Schumacher would have received projected amounts of $842,738, $719,755, $457,965, and $645,198, respectively, from the proceeds of individual split dollar life insurance policies on each of these four (4) named executives included in the “Summary of All Other Compensation Table” on page 24.  The estimated amounts payable to the beneficiaries are derived by reflecting a deduction for repayment to the Corporation of the cash surrender value of the split dollar life insurance policies and distribution of eighty percent (80%) of the face value of any remaining insurance proceeds to the respective beneficiaries and twenty percent (20%) to the Corporation.

Payments Made Upon a Change of Control

As previously stated, the Corporation has entered into employment agreements with each of the named executives, which agreements include change of control provisions.  Pursuant to these agreements, if an executive’s employment is terminated following a change of control (other than a termination by the Corporation for cause) or if the executive terminates his employment in certain circumstances defined in the agreement, in addition to the benefits listed under the heading “Payments Made Upon Termination”, the named executive will receive a severance payment consisting of 2.0 to 2.99 times current salary.  The form of the agreements was filed as an Exhibit to the Corporation’s Form 8-K filed on December 16, 2008.

Generally, pursuant to these agreements, a change of control is defined as:

(i)
A change in ownership of the Corporation when one (1) person (or a group) acquires stock that, when combined with stock previously owned, controls more than fifty percent (50%) of the value or voting power of the stock of the Corporation.

(ii)
A change in the effective control of the Corporation on the date that, during any twelve (12) month period, either: (1) any person (or group) acquires stock possessing thirty percent (30%) of the voting power of the Corporation; or (2) a majority of the members of the Board of Directors is replaced by persons whose appointment or election is not endorsed by a majority of the incumbent Board.

(iii)
A change in ownership of a substantial portion of the assets of the Corporation when a person (or a group) acquires, during any twelve (12) month period, assets of the Corporation having a total gross fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the Corporation’s assets.

	Salary &	Nonqualified			Executive
John M. Mendez	Benefits	Def Comp (4)	SERP		Life Ins (6)		Total
If early retirement occurred at Dec. 31, 2010	$-	$216,565	$80,000	(1,5)	$27,267		$323,832
If retirement occurred at Dec. 31, 2010	-	216,565	80,000	(2,5)	27,267		323,832
If termination for cause occurred at Dec. 31, 2010	-	216,565	-		27,267		243,832
If termination without cause occurred at Dec. 31, 2010	999,405	216,565	80,000	(1,5)	27,267		1,323,237
If "change in control" termination occurred at Dec. 31, 2010	1,174,777	216,565	596,945	(4)	27,267		2,015,554
If disability occurred at Dec. 31, 2010	1,122,738	216,565	80,000	(1,5)	27,267		1,446,570
If death occurred at Dec. 31, 2010 (3)	-	216,565	80,000	(1,5)	983,000	(4)	1,279,565

David D. Brown
If early retirement occurred at Dec. 31, 2010	$-	$-	$9,128	(1,5)	$-		$9,128
If retirement occurred at Dec. 31, 2010	-	-	80,000	(2,5)	-		80,000
If termination for cause occurred at Dec. 31, 2010	-	-	-		-		-
If termination without cause occurred at Dec. 31, 2010	250,290	-	9,128	(1,5)	-		259,418
If "change in control" termination occurred at Dec. 31, 2010	320,000	-	20,910	(4)	-		340,910
If disability occurred at Dec. 31, 2010	3,171,074	-	9,128	(1,5)	-		3,180,202
If death occurred at Dec. 31, 2010 (3)	-	-	9,128	(1,5)	338,000	(4)	347,128

Robert L. Buzzo
If early retirement occurred at Dec. 31, 2010	$-	$128,873	$61,971	(1,5)	$30,465		$221,309
If retirement occurred at Dec. 31, 2010	-	128,873	67,475	(2,5)	30,465		226,813
If termination for cause occurred at Dec. 31, 2010	-	128,873	-		30,465		159,338
If termination without cause occurred at Dec. 31, 2010	581,650	128,873	61,971	(1,5)	30,465		802,959
If "change in control" termination occurred at Dec. 31, 2010	675,142	128,873	639,692	(4)	30,465		1,474,172
If disability occurred at Dec. 31, 2010	516,808	128,873	61,971	(1,5)	30,465		738,117
If death occurred at Dec. 31, 2010 (3)	-	128,873	61,971	(1,5)	545,000	(4)	735,844

E. Stephen Lilly
If early retirement occurred at Dec. 31, 2010	$-	$100,623	$30,993	(1,5)	$4,148		$135,764
If retirement occurred at Dec. 31, 2010	-	100,623	75,903	(2,5)	4,148		180,674
If termination for cause occurred at Dec. 31, 2010	-	100,623	-		4,148		104,771
If termination without cause occurred at Dec. 31, 2010	634,650	100,623	30,993	(1,5)	4,148		770,414
If "change in control" termination occurred at Dec. 31, 2010	738,530	100,623	187,008	(4)	4,148		1,030,309
If disability occurred at Dec. 31, 2010	1,469,629	100,623	30,993	(1,5)	4,148		1,605,393
If death occurred at Dec. 31, 2010 (3)	-	100,623	30,993	(1,5)	588,000	(4)	719,616

Robert L. Schumacher
If early retirement occurred at Dec. 31, 2010	$-	$124,473	$52,861	(1,5)	$22,232		$199,566
If retirement occurred at Dec. 31, 2010	-	124,473	62,042	(2,5)	22,232		208,747
If termination for cause occurred at Dec. 31, 2010	-	124,473	-		22,232		146,705
If termination without cause occurred at Dec. 31, 2010	467,150	124,473	52,861	(1,5)	22,232		666,716
If "change in control" termination occurred at Dec. 31, 2010	538,200	124,473	510,150	(4)	22,232		1,195,055
If disability occurred at Dec. 31, 2010	620,375	124,473	52,861	(1,5)	22,232		819,941
If death occurred at Dec. 31, 2010 (3)	-	124,473	52,861	(1,5)	430,000	(4)	607,334

(1)	Annual payment deferred to age 60.
(2)	Annual payment; presumed to be 62 on Dec. 31, 2010.
(3)	Payment to beneficiary upon death of NEO.
(4)	Presumes lump sum payout.
(5)	Represents an annuity payable over the life of the NEO at a reduced amount beginning at age 60, a larger amount beginning at age 62 or for 10 years certain to a named beneficiary in event of death.
(6)	Other than the life insurance proceeds payable upon death, presumed at Dec. 31, 2010, the other amounts listed under "Executive Life Ins" represent Cash Surrender Value.

2010 Non-Management Directors’ Compensation

The compensation and benefit package for non-management directors is intended to fairly compensate directors for work required for the Corporation and to align the directors’ interests with the long-term interests of stockholders.  The compensation package for the directors is simple, direct and easy to understand from a stockholder perspective.  The table below indicates that non-management directors’ compensation includes the following:

Cash Compensation.  During 2010, non-employee members of the Board of Directors received a retainer of $700 per month.  Audit Committee members received a retainer fee of $1,500 per quarter ($2,000 for Chairman).  Members of the Executive Committee also receive a fee of $250 per meeting unless held in conjunction with monthly Board meetings, in which case no additional fee is paid.  Members of the Governance and Nominating Committee receive a fee of $200 per meeting.  Members of the CRC receive a fee of $250 per meeting unless held in conjunction with monthly Board meetings, in which case no additional fee is paid.  Non-management directors are reimbursed for travel or other expenses incurred for attendance at Board and committee meetings.  Director Mendez, the Corporation’s CEO, receives no compensation for service on the Board or committees.

Deferral of Cash Compensation.  Directors are permitted on an annual basis, prior to the beginning of each calendar year to defer Board and committee fees to a non-qualified deferred compensation plan established solely for that purpose.  Each director electing to defer fees is responsible for the investment of such deferrals and the Corporation does not provide either a preferential investment or interest rate for such deferred compensation. Each director, who has deferred any such compensation, has the ability to access such deferred compensation upon retirement from active Board service.

Stock Options.  In addition, non-management directors participate in the 2001 Directors’ Stock Option Plan (the “directors’ option plan”).  The directors’ option plan was designed to facilitate and encourage investment in the Corporation and for directors to become more closely aligned with the long-term interests of stockholders.  Non-employee directors have each been granted options to purchase a total of 6,050 shares of Common Stock.  The outstanding options exercisable at December 31, 2010 by non-management directors were 24,200 shares.  The exercise price of each option is the market value of a share of Common Stock on the date of grant adjusted for stock dividends.  The options are fully vested and must be exercised within ten (10) years of grant or two (2) years following the director’s retirement, whichever occurs first.  Presuming all directors continue as Board members, these options are scheduled to expire in 2011 with the exception of those granted to Mr. Johnson in 2008.

Directors’ Supplemental Retirement Plan.  FCBI established a Directors’ Supplemental Retirement Plan (“directors’ SERP” or “plan”) for its non-management directors in 2001.  In 2003, as part of its acquisition of The CommonWealth Bank (“CommonWealth”), the Corporation assumed responsibility for administration of a similar plan for the benefit of Director Hall and other former directors and officers of CommonWealth. These plans provide for a benefit upon retirement from Board service.  On December 16, 2010, the Corporation amended the directors’ SERP in order to remain in compliance with Internal Revenue Code Section 409(A) and to provide for certain changes in the benefit formula and various other provisions.  The plan amendment substitutes a defined benefit in lieu of the previous indexed benefit.  The amended plan provides for an annual retirement benefit of one hundred percent (100%) of the highest consecutive three (3) years average compensation.  Benefits are payable at normal retirement age of seventy (70) and continue for ten (10) years.  Full vesting is attained upon completion of fifteen (15) years of service.

In connection with the directors’ SERP, the Corporation has also entered into Life Insurance Endorsement Method Split Dollar Agreements (the “agreements”) with certain directors covered under the directors’ SERP. Under the agreements, the Corporation shares eighty percent (80%) of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the directors under life insurance contracts referenced in the directors’ SERP. The Corporation as owner of the policies retains a twenty percent (20%) interest in life insurance proceeds and a one hundred percent (100%) interest in the cash surrender value of the policies.

The directors’ SERP also contains provisions for change of control, as defined, which allows the directors to retain benefits under the plan in the event of a termination of service, other than for cause, during the twelve (12) months prior to a change in control or anytime thereafter, unless the director voluntarily terminates his service within ninety (90) days following the change in control.

Insurance. FCBI provides liability insurance for its directors and officers as well as indemnification agreements. The annual cost of the directors and officers insurance is approximately $25,000 and the coverage currently extends until May 10, 2011.

No Other Compensation. Non-management directors do not receive any other cash or equity compensation except as set forth above.

Director Compensation Table

The following table summarizes non-management director compensation, including compensation for director services at the bank subsidiary, for fiscal year 2010.

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

Franklin P. Hall	$30,150	$-	$-	$-	$14,285	$-	$44,435
Allen T. Hamner	19,450	-	-	-	16,258	-	35,708
Richard S. Johnson	26,550	-	-	-	-	-	26,550
I. Norris Kantor	24,050	-	-	-	(9,228)	-	14,822
Robert E. Perkinson, Jr.	29,850	-	-	-	3,631	-	33,481
William P. Stafford	20,550	-	-	-	9,562	-	30,112
William P. Stafford, II	24,500	-	-	-	1,508	-	26,008

Information on Stock Ownership

The following table includes the stock-based holdings at December 31, 2010 of significant stockholders having beneficial ownership greater than five percent (5%), our directors and the named executives, and our directors and executive officers as a group.

	Amount and
	Nature
Name and Address of Beneficial	of Beneficial	Percent of
Owner or Number of	Ownership as of	Common
Persons in Group	December 31, 2010	Stock

Wellington Management Company, LLP (1)	1,350,569	7.56%
75 State Street, Boston, MA 02109

The H. P. & Anne S. Hunnicutt Foundation (2)	1,222,100	6.84%
P.O. Box 309, Princeton, WV 24740

Richard G. Preservati (3)	1,017,775	5.70%
P.O. Box 1003, Princeton, WV 24740

The Corporation's Directors and Named Executive Officers:
David D. Brown (4)	13,446	*
Robert L. Buzzo (5)	54,445	*
Franklin P. Hall (6)	38,405	*
Allen T. Hamner (7)(8)	22,025	*
Richard S. Johnson (7)	26,150	*
I. Norris Kantor	28,000	*
E. Stephen Lilly (9)	37,527	*
John M. Mendez (10)	67,753	*
Robert E. Perkinson, Jr. (7)(11)	46,581	*
Robert L. Schumacher (12)	31,587	*
William P. Stafford (13)	247,358	1.38%
William P. Stafford, II	155,675	*

All Directors and Executive Officers as a Group	784,027	4.39%

*	Represents less than 1% of the outstanding shares.
(1)	Number of shares are as of Form 13F filing with SEC on 12/31/10.
(2)
The H. P. and Anne S. Hunnicutt Foundation (“Foundation”) is a charitable, tax-exempt, private foundation. The Foundation was created by the family of two directors, William P. Stafford and William P. Stafford, II. Neither director holds beneficial ownership of the shares held by the Foundation.

(3)	Number of shares are as of Form 13G filing with SEC on 11/27/09.
(4)	Includes 946 shares allocated to Mr. Brown’s KSOP account. 1,500 shares have been pledged as security by Mr. Brown.
(5)	Includes 17,442 shares allocated to Mr. Buzzo’s KSOP account. Also includes 35,667 shares issuable upon exercise of currently exercisable options granted under the 1999 Stock Option Plan.
(6)
Includes 2,338 shares issuable upon exercise of currently exercisable options granted under The CommonWealth Bank Option Plan. Also includes 33,212 shares held jointly by Mr. Hall and his wife, and 760 shares held by Mr. Hall’s wife.

(7)	Includes 6,050 shares issuable upon exercise of currently exercisable options granted under the Directors’ Option Plan.
(8)	Includes 1,000 shares held jointly by Mr. Hamner and his wife, and 4,712 shares held by Mr. Hamner’s wife.
(9)	Includes 4,439 shares allocated to Mr. Lilly’s KSOP account. Also includes 24,807 shares issuable upon exercise of currently exercisable options granted under the 1999 Stock Option Plan.
(10)
Includes 20,414 shares allocated to Mr. Mendez’s KSOP account. Also includes 42,323 shares issuable upon exercise of currently exercisable options granted under the 1999 Stock Option Plan. In addition, 1,151 shares have been pledged as security by Mr. Mendez.

(11)
Includes 5,138 shares held by the Robert E. Perkinson, Jr. Trust in which Mr. Perkinson is deemed to share beneficial ownership and 5,938 shares held as agent for Mr. Perkinson’s wife. Mr. Perkinson is co-trustee and sole beneficiary of the Robert E. Perkinson, Jr. Trust. In addition, 34,393 shares have been pledged as security by Mr. Perkinson.

(12)	Includes 15,002 shares allocated to Mr. Schumacher's KSOP account. Also includes 14,559 shares issuable upon exercise of currently exercisable options granted under the 1999 Stock Option Plan.
(13)
Includes 43,905 shares held by Stafford Farms LLC as to which Mr. Stafford is deemed to share beneficial ownership. Also includes 162,632 shares held jointly by Mr. Stafford and his wife, and 1,901 shares held by Mr. Stafford’s wife.

Related Person Transactions

Review and Approval of Related Person Transactions. We review relationships and transactions in which the Corporation and our directors and executive officers or their immediate family members are participants to determine whether such related parties have a direct or indirect material interest in such transaction. Although these policies are not currently in writing, the Corporation’s in-house counsel is primarily responsible for developing and implementing processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining whether a related person has a direct or indirect material interest in the transaction. Part of this process includes a requirement that each director and executive officer responds to an annual proxy statement questionnaire, which is designed to obtain detailed information regarding the directors and officers, including updated information on their backgrounds, which serves as a basis to determine an individual’s qualifications to continue to serve as a director. Responses to the annual “D&O” questionnaire also provide disclosure of related person transactions. When it is determined that a related person transaction may have occurred, it is then scrutinized to establish whether or not such related person transaction is directly or indirectly material, in which case such transaction is then disclosed in this proxy statement pursuant to SEC requirements.

In the course of reviewing a disclosable related person transaction, counsel considers:

•	the nature and extent of the related person’s interest in the transaction;
•	the material terms of such transaction, including dollar amount and type;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the Corporation; and
•	any other matters deemed relevant.

If in-house counsel determines that there is a related person transaction to be disclosed, he reviews it with outside counsel with expertise in SEC matters prior to including it in this proxy statement. No disclosable related person transactions are reported within this proxy statement other than those discussed below and the “Compensation and Retirement Committee Interlocks and Insider Participation” paragraph on page 13 of this proxy statement.

Related Person Transactions. The Corporation’s subsidiary bank has made from time-to-time loans to directors and executive officers of the Corporation and to certain companies in which they are officers or have significant ownership interests. All such loans and commitments have been made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Corporation and subsidiary bank; and (iii) did not involve more than the normal risk of collectability or present other unfavorable terms.

As previously mentioned, Director Stafford, II serves as a partner of a law firm, which, similar to other firms in other localities, regularly performs legal services each fiscal year for the Corporation and its affiliates. First Community Bank, N. A. paid Mr. Stafford’s law firm $128,332 in 2010. Mr. Stafford, II performs an insignificant portion of these legal services personally for the Corporation and deems the importance of the relationship with the law firm to be immaterial. The Corporation and its affiliates use this law firm to a lesser extent than other outside legal counsel and the dollar amounts paid to the law firm are immaterial.

Director Johnson serves as President of a real estate firm, which previously leased space to the Corporation for a bank branch prior to Mr. Johnson becoming a director. Since the date of Mr. Johnson’s appointment as a director, the prior lease space has been abandoned by the Corporation, but an alternate lease agreement of bank branch space has been executed by the Corporation and the real estate firm since Mr. Johnson’s appointment as a director. The amount of lease payments paid and owed by the Corporation to the real estate firm and the amount of loan payments and any outstanding loan balance due and payable by the real estate firm to our subsidiary bank have been determined to be insignificant from both the perspective of the Corporation and the real estate firm.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires First Community’s directors and executive officers, and persons who beneficially own more than ten percent (10%) of our Common Stock, to file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC. As a practical matter, First Community assists it directors and officers by monitoring and completing and filing Section 16 reports on their behalf. In 2010, based solely upon the review of Forms 3 and 4 and amendments thereto filed in accordance with the instructions and information provided to the Corporation by its officers and directors, First Community’s officers and directors complied in all respects with these reporting requirements.

Report of the Audit Committee

The Audit Committee reviews First Community’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Dixon Hughes PLLC (“Dixon Hughes”), our Corporation’s independent registered public accounting firm for 2010, is responsible for expressing opinions on the conformity of the Corporation’s financial statements with generally accepted accounting principles and on the Corporation’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and Dixon Hughes the audited financial statements for the year ended December 31, 2010 and Dixon Hughes’ evaluation of the Corporation’s internal control over financial reporting. The Committee regularly communicates with Dixon Hughes regarding the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T as well as other relevant standards. Dixon Hughes has provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Committee has discussed with Dixon Hughes that firm’s independence. The Audit Committee has concluded that Dixon Hughes’ provision of audit and non-audit services to First Community and its affiliates is compatible with Dixon Hughes’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2010 be included in our 2010 Annual Report to stockholders and our Annual Report on Form 10-K for 2010 for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:

Robert E. Perkinson, Jr. (Chairman)	Allen T. Hamner
Franklin P. Hall	Richard S. Johnson

Independent Registered Public Accounting Firm

On behalf of First Community and its affiliates, the Audit Committee retained Dixon Hughes to audit our consolidated financial statements and our internal control over financial reporting for 2010. In addition, the Audit Committee retained Dixon Hughes, as well as other accounting firms, to provide other auditing and advisory services in 2010. We understand the need for Dixon Hughes to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of Dixon Hughes, our Audit Committee has limited the non-audit services that Dixon Hughes provides to us primarily to tax services and merger and acquisition due diligence and integration services. It is the Committee’s goal that the fees that the Corporation pays Dixon Hughes for non-audit services should not exceed the audit fees and that goal has been achieved for 2010 and 2009.

The Audit Committee has also adopted policies and procedures for pre-approval of all non-audit work performed by Dixon Hughes. In each case, the Committee has also required pre-approval for any engagement over $10,000. The chair of the Committee is authorized to pre-approve any audit or non-audit service on behalf of the Committee, provided such decisions are presented to the full Committee at its next regularly scheduled meeting.

The aggregate fees billed by Dixon Hughes in 2010 and 2009 for these services were:

	2010	2009

Audit fees	$438,745	$510,234
Audit related fees	1,500	18,940
All other fees	-	-
Tax fees	-	-

In the above table, in accordance with SEC’s rules, “Audit fees” are fees paid by First Community to Dixon Hughes for the audit of First Community’s financial statements included in the Annual Report on Form 10-K and for the review of financial statements included in the Quarterly Report on 10-Qs, for the audit of First Community’s internal control over financial reporting with the goal of obtaining reasonable assurance regarding whether or not the effectiveness of the internal control over financial reporting was maintained in all material respects, and for services typically provided by the auditor in connection with statutory and regulatory filings. “Audit related fees” also include merger and acquisition due diligence and audit services, but do not include employee benefit plan audits or “Tax fees”, neither of which are performed by Dixon Hughes for First Community.

Our Audit Committee has adopted restrictions on our hiring of any Dixon Hughes partner, director, manager, staff, advising member of the department of professional practice, reviewing partner, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of First Community’s financial statements. These restrictions are contained in the Audit Committee Charter. The committee also requires key Dixon Hughes partners assigned to our audit to be rotated at least every five (5) years.

Representatives of Dixon Hughes are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Dixon Hughes also will be available to respond to appropriate questions the stockholders may have at the Annual Meeting.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

For purposes of determining whether to select Dixon Hughes as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2011, the Audit Committee conducted a thorough review of Dixon Hughes’ performance. The Committee reviewed:

•	Dixon Hughes’ historical and recent performance on the First Community audit, including the quality of the engagement team and the firm’s experience, service level, responsiveness and expertise;
•	the accounting firm’s leadership, management structure, client and employee retention and compliance and ethics programs;
•	the record of the firm compared to other similarly sized and reputable accounting firms in various matters, including regulatory, litigation and accounting matters;
•	the PCAOB report of selected Dixon Hughes’ audits;
•	the appropriateness of fees charged;
•	the firm’s familiarity with First Community’s accounting policies and practices and internal control over financial reporting; and
•	the firm’s role and performance in matters involving the SEC.

During the course of the Committee’s review of Dixon Hughes’ performance, First Community representatives interviewed senior management of Dixon Hughes with respect to certain of the matters listed above. Dixon Hughes has been our independent auditor since 2006. The firm is a registered public accounting firm.

We are asking our stockholders to ratify the selection of Dixon Hughes as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Dixon Hughes to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. If the selection is ratified, the Audit Committee still has the discretion to select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
DIXON HUGHES AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation is requesting stockholder approval of the compensation of its named executives as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executives’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executives and the philosophy, policies, and practices described in this proxy statement. The Corporation believes that the compensation of its named executives is straightforward, uncontroversial, and not designed to provide incentives for excessive risk taking. Accordingly, the following resolution is submitted for stockholder approval:

RESOLVED, that the Corporation’s compensation paid to the Corporation’s named executives, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, executive officer compensation tables and related narrative discussion, is hereby APPROVED.

The “say-on-pay” vote is an advisory vote, which is not binding on the Corporation. However, the Board and CRC value the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our named executives.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THIS PROPOSAL.

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act also requires the Corporation to hold an advisory vote on the frequency of the advisory vote on executive compensation as described in Proposal 3 of this proxy statement. By voting on this Proposal 4, stockholders may indicate whether they would prefer that the Corporation hold a “say-on-pay” vote every one (1), two (2), or three (3) years. Stockholders may also abstain from voting. Accordingly, the following resolution is submitted for stockholder approval:

RESOLVED, that the Corporation hold a stockholder non-binding, advisory vote to approve the compensation paid to the Corporation’s named executives as disclosed pursuant to Item 402 of Regulation S-K with a frequency of once every one (1) year, two (2) years or three (3) years, whichever receives the highest number of votes cast with respect to this resolution.

The Corporation asks that you support a frequency of every three (3) years for future stockholder advisory votes on executive compensation. The Corporation believes that a three (3) year cycle provides the Board and CRC with sufficient time to evaluate and respond to stockholder input and effectively implement changes, as needed, to executive compensation.

The frequency of one (1) year, two (2) years, or three (3) years that receives the highest number of votes cast will be deemed by the Corporation as the frequency for the advisory vote on executive compensation selected by stockholders. The Board will consider the outcome of the vote when making future decisions regarding the frequency of the “say-on-pay” vote. However, because this is advisory and not binding on the Board or the Corporation, the Board may decide that it is in the best interest of stockholders and the Corporation to hold an advisory vote on the compensation of named executives more or less frequently than the frequency approved by stockholders. Stockholders will not be voting to approve or disapprove the Board’s recommendation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A
FREQUENCY OF EVERY “THREE (3) YEARS” FOR FUTURE SHAREHOLDER ADVISORY
VOTES ON EXECUTIVE COMPENSATION.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with SEC’s Rule 14a-8, must be received at our principal executive office by November 11, 2011. Proposals should be addressed to Robert L. Buzzo, Secretary, First Community Bancshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Our bylaws require that any stockholder proposal that is not submitted for inclusion in the next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2012 Annual Meeting, must be received at our principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the 2011 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our bylaws, must be received no sooner than January 26, 2012 and no later than February 26, 2012. Proposals should be addressed to Robert L. Buzzo, Vice President and Secretary, First Community Bancshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989 and include the information set forth in those bylaws, which are posted on our website. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases regardless of stockholder’s compliance with this deadline.

Other than proposals properly omitted from this proxy statement pursuant to SEC rules and other matters discussed in this proxy statement, the Board of Directors has not received timely notice of any other matter that may come before the Annual Meeting.

Solicitation of Proxies

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, and other electronic means or in person. Copies of proxy materials and the 2010 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from the beneficial owners, and we will reimburse such record holders for their reasonable expenses.

Stockholders of Record Requesting Copies of 2010 Annual Report

Stockholders who own their shares in their individual names (directly) and who have elected not to receive an annual report for a specific account may request that we promptly mail our 2010 Annual Report to that account by writing to First Community Bancshares, Inc. at P. O. Box 989, Bluefield, Virginia 24605-0989, or calling (276) 326-9000.

Delivery of Documents to Stockholders Sharing Same Address (Householding)

If you are the beneficial owner, but not the record holder, of shares of First Community stock, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and our 2010 Annual Report to multiple stockholders at the same address, unless that nominee has received contrary instructions from one (1) or more of the stockholders. We will deliver, upon request, a separate copy of this proxy statement and our 2010 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder desiring to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request to Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Also, beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the same address in the future.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our Annual Report may be viewed online at www.proxyvote.com. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote on the Internet or by telephone. If you choose electronic access, you will receive a proxy form in mid to late-March providing the website address and your choice will remain in effect until you notify us by mail that you wish to resume delivery of paper copies of annual reports and proxies by mail. If your stock is held for you by a bank, broker or another holder of record, please refer to the information provided by that entity holding the stock on your behalf for instructions on how to elect the paper option.

Appendix A

Independence Guidelines

In accordance with the NASDAQ Stock Market listing rules, the independence determinations under the guidelines below will be based upon a director’s relationships with First Community Bancshares, Inc. (“FCBI”) during the thirty-six (36) months preceding the determination (“evaluation period”). For purposes of these guidelines, “family member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

A director will not be independent if the director:

(A)	was employed by FCBI during the evaluation period;
(B)
accepted or has a family member who accepted any compensation from FCBI in excess of $120,000 during any period of twelve (12) consecutive months within the evaluation period, other than the following:

(i)	compensation for Board or committee service;
(ii)	compensation paid to a family member who is an employee (other than an executive officer) of FCBI; or
(iii)	benefits under a tax-qualified retirement plan or non-discretionary compensation.
(C)	is a family member of an individual who is employed by FCBI during the evaluation period as an executive officer;
(D)
is a family member of an individual who is a partner in or a controlling stockholder or an executive officer of any organization to which the Corporation made or received payments for property or services that exceed five percent (5%) of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments:

(i)	arising solely from investments in FCBI securities; or
(ii)	under non-discretionary charitable contribution matching programs.
(E)	is, or has a family member who is, employed as an executive officer of another entity where any of the executive officers of FCBI serve on the compensation committee of such entity; or
(F)
is, or has a family member who is, a current partner of the Corporation’s outside auditor, or was a partner or employee of the Corporation’s outside auditor who worked on the Corporation’s audit during the evaluation period.

In addition to these guidelines, Audit Committee members are also subject to additional more stringent requirements under NASDAQ Rule 5605(c)(2).

Appendix B

Audit Committee Charter

The Board of Directors of First Community Bancshares, Inc. (the “Company”) has constituted and established an Audit Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter.

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Articles of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

A.	MISSION

The Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Committee shall represent and assist the Board of Directors with its oversight responsibility relating to: (a) the integrity of the Company’s financial statements and financial reporting process, and the Company’s systems of internal accounting and financial controls, (b) the Company’s compliance with legal and regulatory requirements including the Company’s disclosure controls and procedures, (c) the independent auditor’s qualifications, independence and performance, and (d) the performance of the Company’s internal audit function.

The Committee’s role is one of oversight. The Corporation’s management is responsible for preparing the Corporation’s financial statements and establishing a system of internal control and the independent auditors are responsible for auditing those financial statements and the system of internal control.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

The Committee has the power to obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Committee and receive appropriate funding from the Company, as determined by the Committee, for the payment of compensation to any such advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

B.	COMPOSITION

The Committee shall consist of three or more directors, each of whom shall meet the independence and experience requirements of NASDAQ Marketplace Rules and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the Company’s balance sheet, income statement, and cash flow statement and notes thereto). No member of the Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” in accordance with the rules and regulations of the Commission. However, one director who does not meet the NASDAQ definition of independence, but who meets the criteria set forth in Section 10A (m) (3) under the Exchange Act and the rules there under, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A (m) (3) of the Exchange Act, and may not chair the Committee. The use of this “exceptional and limited circumstances” provision, as well as the nature of the individual’s relationship to the Company and the basis for the Board’s determination, shall be disclosed in the annual proxy statement.

In addition, if a Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding Committee composition due to a single vacancy on the Committee, then the Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

The members of the Committee and the Committee Chairman shall be appointed by, and may be removed by, the Board.

C.	PRINCIPAL FUNCTIONS

The Committee shall have access to all records of the Company and shall have such powers as are appropriate to fulfill its purpose. The Committee shall perform the following functions:

(1)
Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2)
Review and discuss with management and the independent auditors the Company’s audited financial statements and related footnotes and the “Management’s Discussion and Analysis” portion of the annual report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company’s annual report on Form 10-K, based upon the Committee’s review and discussions with its independent registered public accounting firm.

(3)
Review and discuss with management and the independent auditors the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-Q for each interim quarter and ensure that the independent registered public accounting firm also reviews the Company’s interim financial statements before the Company files its quarterly report on Form 10-Q with the Commission.

(4)	As deemed necessary, study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5)	Meet with the Company’s legal counsel to review legal matters that may have a significant impact on the Company or its financial reports.

(6)
Work to ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7)	Review press releases submitted by management in connection with the release of quarterly, annual, or other financial statements.

(8)	Conduct an annual performance evaluation of the Committee and review and reassess the adequacy of this Charter annually, or as needed.

(9)
Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(10)
Review earnings press releases, as well as Company policies with respect to earnings press releases, and financial information (including non-GAAP financial measures) provided to analysts and rating agencies.

Independent Registered Public Accountants:

(11)
Be solely and directly responsible for the appointment and approval, compensation and oversight of the audit work of an independent registered public accounting firm employed for the purposes of preparing or issuing an audit report with respect to the Company; such independent registered public accounting firm shall be duly registered with the Public Accounting Oversight Board; and such independent registered public accounting firm shall be instructed to report directly to the Committee.

(12)
Review and approve the terms of the independent registered public accounting firm’s retention, engagement and scope of the annual audit, and pre-approve any audit-related and permitted non-audit services (including the fees and terms thereof) to be performed by the independent registered public accounting firm.

(13)
To the extent required by applicable regulations, disclose in periodic reports filed by the Company approval by the Committee of allowable non-audit services to be performed for the Company by the independent registered public accounting firm performing the Company’s audit.

(14)
Delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, for which the decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(15)
Receive a timely report from its independent registered public accounting firm performing the audit of the Company, which details: (1) all critical accounting policies and practices to be used in the audit; (2) all alternate treatment of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the independent registered public accounting firm; and (3) other material written communications between the independent registered public accounting firm and the management of the Company, including, but not limited to, any reports on internal controls and adjusted or unadjusted differences.

(16)
Receive written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discuss with the independent registered public accounting firm the independent accountant’s independence.

(17)	Discuss with the independent registered public accounting firm the matters required to be discussed by SAS 61 [Communication with Audit Committees], and SAS 100 [Interim Financial Information].

(18)
Submit to the Chief Financial Officer of the Company both an annual budget and invoices to fund appropriate compensation of the independent registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report and for compensation of others employed by the Committee.

(19)
Obtain from the independent public accounting firm, at least annually, a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, and at least annually discuss with the independent registered public accounting firm any relationship or services which may impact the independent registered public accounting firm’s objectivity or independence, and take appropriate actions to ensure such independence.

(20)
At least annually, receive and review a report by the independent registered public accounting firm describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(21)
At least annually, consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring continuing independence of the independent registered public accounting firm, the Company should consider rotation of its independent registered public accounting firm, if deemed necessary.

(22)	Establish policies for the hiring of employees and former employees of the independent registered public accounting firm.

Internal Audit Function:

(23)	Cause to be maintained an appropriate internal audit program covering the Company and each of its subsidiaries by designated internal auditors who report to the Committee.

(24)
Be directly responsible for the appointment and approval, compensation and oversight of the audit work of the designated internal auditors employed for the purpose of performing the internal audit program.

(25)
Review and approve the internal audit program plan, risk assessment, and budget, which may be established for any Subsidiary, which the designated internal auditors along with the Director of Risk Management shall report at least annually to the Committee regarding the staffing plans, financial budget, audit schedules and the adequacy thereof.

(26)	Make the determination in regard to the selection of and/or dismissal of the designated internal auditors.

(27)	Review the scope and coordination efforts of the joint internal/external audit program with both the designated internal auditors and the independent registered public accounting firm.

(28)
Review reports of any material deficiencies and other reportable incidents relating to the financial statements or financial reporting of each Subsidiary and supervise and direct any special projects or investigations considered necessary by the Committee.

(29)
Review reports of the designated internal auditors, risk management (as deemed appropriate by the Committee) and examinations made by regulatory agencies and management’s responses to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

(30)
Establish and oversee procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

Regulatory Compliance:

(31)
Discuss with management and the independent registered public accountants the Company’s compliance with the laws and regulations applicable to the SEC, PCAOB, and FASB that pertain to financial reporting and disclosure.

(32)
The regulatory compliance program covering the Subsidiary is the responsibility of the Subsidiary’s Compliance Committee of which its Board-appointed Chairman reports directly to the Company’s Board of Directors.

(33)
Review the internal audit reports and other issues reported by the Director of Risk Management or the designated internal auditors covering the scope and adequacy of an audit of the Subsidiary’s overall compliance management program and the independent testing requirements of the Bank Secrecy Act as defined in the Federal Financial Institutions Examination Council’s (FFIEC) BSA/AML Examination Manual.

(34)
To the extent applicable, receive reports on a Subsidiary’s compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the designated internal auditors and the independent registered public accounting firm.

(35)	Obtain from the independent registered public accounting firm assurance that Section 10A (b) of the Exchange Act has not been implicated.

(36)	Approve related party transactions, as determined necessary.

Internal Control:

(37)	Review periodically the scope and implications of the Company’s internal financial procedures and consider their adequacy.

(38)
Review management’s annual report on the Company’s internal control framework and any related findings or deficiencies and the independent registered public accounting firm’s attestation of the report prior to filing of the Company’s Form 10-K.

(39)	Maintain direct access to the staff of the Company and its subsidiaries. If useful, require that studies be initiated on subjects of special interest to the Committee.

(40)
Review the comments on internal control submitted by the designated internal auditor and the independent registered public accounting firm to ensure that the appropriate suggestions for improvement are promptly considered for inclusion into the Company’s internal financial procedure and review the adequacy of disclosures about changes in internal control over financial reporting.

Regulatory Examiners:

(41)	Meet with representatives of the applicable regulatory examiners of the institution and discuss matters relating to their review and supervision of the organization.

(42)	Ensure management has taken appropriate corrective action regarding any significant regulatory matters reported by the examiners.

Special Duties:

(43)	Make special studies of matters related to the financial operations of the Company or its Subsidiaries or to allegations of managerial misconduct by its executives.

D.	MEETINGS

Meetings of the Committee will be held at least quarterly and at such other times as shall be required by the Chairman of the Committee, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Enterprise Risk Management Administrative Assistant and an oral report shall be presented by the Committee at each Board meeting. The Committee will hold executive sessions with management, the designated internal auditors, the independent registered public accountants, or just among the Committee members as determined necessary.

At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the Internal Controls and Audit Coordinator, the Enterprise Risk Management Director, the representatives of the internal auditors, and the representatives of the independent registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

E.	QUALIFICATIONS

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

Reviewed and Approved on February 22, 2011
By the Board of Directors of First Community Bancshares, Inc.

First Community Bancshares, Inc. Annual Meeting of Stockholders

11:30 a.m., local time, April 26, 2011
Fincastle Country Club
1000 Country Club Drive
Bluefield, Virginia 24605

Information About Advance Registration for Attending the Meeting

Attendance at the Annual Meeting is limited to First Community stockholders, members of their immediate family or their named representative. Upon arrival at the Annual Meeting, stockholders, members of their immediate family or their named representative will be asked to present appropriate identification to enter. We reserve the right to limit the number of representatives who may attend the meeting.

•	If you hold your shares directly with the Corporation and you plan to attend the Annual Meeting, you are not required to follow any additional instructions.
•	If your shares are held for you by a bank, broker or other institution and you wish to attend the Annual Meeting, please send a meeting registration request containing the information listed below to:

First Community Bancshares, Inc.
P. O. Box 989
Bluefield, Virginia 24605-0989

Please include the following information:

•	Your name and complete mailing address;
•	The name(s) of any family members who will accompany you;
•	If you wish to name a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and
•	Proof that you own First Community Bancshares, Inc. shares such as a letter from your bank or broker or photocopy of your bank or brokerage account statement.

If you have any questions regarding admission to the Annual Meeting, please call FCB Shareowner Services at (800) 425-0839.

Voting in Person at the Meeting

We encourage stockholders to submit proxies in advance of the Annual Meeting by telephone, Internet or mail. Alternatively, stockholders may also vote in person at the meeting or may execute a proxy to vote for them at the meeting. If your shares are held for you by a broker, bank or other institution, you must obtain a proxy from that entity and bring it with you to deliver your ballot, in order to be able to vote your shares at the Annual Meeting.

First Community Bancshares, Inc.
P.O. BOX 989
BLUEFIELD, VA 24605

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M31194-P05524 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FIRST COMMUNITY BANCSHARES, INC.

The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Franklin P. Hall
02) Robert E. Perkinson, Jr.
03) William P. Stafford

	For	Against	Abstain
2. The ratification of Dixon Hughes PLLC as independent registered public accountants.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the Corporation's executive compensation program for fiscal 2010.	☐	☐	☐

The Board of Directors recommends you vote for 3 years:

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M31195-P05524

FIRST COMMUNITY BANCSHARES, INC.
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
April 26, 2011

The undersigned appoints Samuel G. Hill and Jeffery L. Farmer, or either of them, proxies to vote all shares of stock which the undersigned is entitled to vote at the annual meeting of stockholders of First Community Bancshares, Inc., to be held April 26, 2011 or at any adjournment thereof, or on the matter as set forth in the Proxy Statement and on all matters properly presented at the meeting.

This instruction and proxy card is also solicited by the Board of Directors of First Community Bancshares, Inc. ("FCBI") for persons who participate in the FCBI Employee Stock Ownership and Savings Plan ("Plan"). By signing this instruction and proxy card, or by phone or internet, the undersigned hereby instructs First Community Bank, N. A., the trustee of the Plan named above, to exercise the voting rights relating to any shares of Common Stock of FCBI allocable to his or her account(s) as of March 1, 2011.

The trustee will tabulate the votes received from all Plan participants by April 22, 2011, and shall vote the shares of FCBI Common Stock as directed. **In the event any participant in the Plan does not provide voting directions, the Trustee of the Plan shall vote such shares as the Trustee, in its sole discretion shall deem appropriate.**

Proxies will be voted as directed. In the absence of specific direction, signed proxies will be voted in accordance with the recommendations of the Board of Directors and, in the discretion of the proxy holders upon such other matters as may properly come before the meeting.

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 26, 2011.

FIRST COMMUNITY BANCSHARES, INC.

First Community Bancshares, Inc.

P.O. BOX 989
BLUEFIELD, VA 24605

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 1, 2011
Date: April 26, 2011 **Time:** 11:30 a.m., EDT
Location: Fincastle Country Club
1000 Country Club Drive
Bluefield, Virginia 24605

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M30147-P05524

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 12, 2011 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M30148-P05524

Voting Items

The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3:

1. Election of Directors

   Nominees:

   01) Franklin P. Hall
   02) Robert E. Perkinson, Jr.
   03) William P. Stafford

2. The ratification of Dixon Hughes PLLC as independent registered public accountants.

3. To approve, on a non-binding advisory basis, the Corporation's executive compensation program for fiscal 2010.

The Board of Directors recommends you vote for 3 years:

4. To recommend, by non-binding vote, the frequency of executive compensation votes.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

M30149-P05524